                                                                   EXHIBIT 10.46

                                  $150,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT


                                   dated as of


                                 April 25, 2001


                                      among


                            BEVERLY ENTERPRISES, INC.


                             The BANKS Listed Herein


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                as Issuing Bank,


                                       and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Administrative Agent

--------------------------------------------------------------------------------

               JPMorgan, a Division of Chase Securities Inc., and
                       Banc of America Securities LLC, as
                    Co-Lead Arrangers and Co-Lead Bookrunners

                             Bank of America, N.A.,
                              as Syndication Agent

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions..........................................................................................1
Section 1.02.  Accounting Terms And Determinations.................................................................17
Section 1.03.  Types Of Loans And Borrowings.......................................................................18

                                    ARTICLE 2
                                   THE CREDITS

Section 2.01.  The Loans...........................................................................................18
Section 2.02.  Notice Of Borrowing.................................................................................18
Section 2.03.  Notice To Banks; Funding Of Loans...................................................................19
Section 2.04.  Notes...............................................................................................20
Section 2.05.  Maturity Of Loans...................................................................................20
Section 2.06.  Interest Rates......................................................................................20
Section 2.07.  Letters Of Credit...................................................................................24
Section 2.08.  Fees................................................................................................28
Section 2.09.  Increase Of Commitments.............................................................................28
Section 2.10.  Optional Termination Or Reduction Of Commitments....................................................29
Section 2.11.  Mandatory Termination Of Commitments................................................................30
Section 2.12.  Method Of Electing Interest Rates...................................................................30
Section 2.13.  Optional Prepayments................................................................................31
Section 2.14.  General Provisions As To Payments...................................................................31
Section 2.15.  Funding Losses......................................................................................32
Section 2.16.  Computation Of Interest, Fees And Commissions.......................................................32
Section 2.17.  Withholding Tax Exemption...........................................................................33
Section 2.18.  Maximum Interest Rate...............................................................................33

                                    ARTICLE 3
                                   CONDITIONS

Section 3.01.  Effectiveness.......................................................................................34
Section 3.02.  Borrowings And Letter Of Credit Issuances...........................................................36

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Corporate Existence And Power.......................................................................37

                                                                                                               PAGE
                                                                                                               ----
Section 4.02.  Corporate And Governmental Authorization; No Contravention..........................................37
Section 4.03.  Binding Effect; Liens...............................................................................37
Section 4.04.  Financial Information...............................................................................38
Section 4.05.  Litigation..........................................................................................38
Section 4.06.  Compliance With Erisa...............................................................................38
Section 4.07.  Environmental Matters...............................................................................38
Section 4.08.  Taxes...............................................................................................39
Section 4.09.  Title To And Condition Of Properties................................................................39
Section 4.10.  Not An Investment Company...........................................................................39
Section 4.11.  Full Disclosure.....................................................................................39
Section 4.12.  Representations In Subsidiary Guaranty And The Pledge Agreement.....................................40

                                    ARTICLE 5
                                    COVENANTS

Section 5.01.  Information.........................................................................................40
Section 5.02.  Maintenance Of Property; Insurance..................................................................42
Section 5.03.  Compliance With Laws................................................................................42
Section 5.04.  Inspection Of Property, Books And Records...........................................................42
Section 5.05.  Minimum Consolidated Net Worth......................................................................43
Section 5.06.  Fixed Charge Coverage Ratio.........................................................................43
Section 5.07.  Leverage Ratio......................................................................................43
Section 5.08.  Ownership Of Stock Of Wholly-owned Subsidiaries.....................................................43
Section 5.09.  Investments.........................................................................................44
Section 5.10.  Restricted Payments On Stock........................................................................45
Section 5.11.  Negative Pledge.....................................................................................46
Section 5.12.  Consolidations, Mergers And Sales Of Assets.........................................................48
Section 5.13.  Incurrence Of Debt..................................................................................48
Section 5.14.  Use Of Proceeds And Letters Of Credit...............................................................50
Section 5.15.  Additional Subsidiary Guarantors....................................................................50
Section 5.16.  Lease Conversions...................................................................................50
Section 5.17.  Transactions With Affiliates........................................................................50
Section 5.18.  Consolidated Gross; Capital Expenditures............................................................51
Section 5.19.  Sale And Leaseback Transactions.....................................................................51

                                    ARTICLE 6
                                    DEFAULTS

Section 6.01.  Events Of Defaults..................................................................................51
Section 6.02.  Notice Of Default...................................................................................54

                                                                                                               PAGE
                                                                                                               ----
                                    ARTICLE 7
                        THE AGENTS AND CO-LEAD ARRANGERS

Section 7.01.  Appointment And Authorizations......................................................................55
Section 7.02.  Administrative Agent, Syndication Agent And Affiliates..............................................55
Section 7.03.  Action By Administrative Agent......................................................................55
Section 7.04.  Consultation With Experts...........................................................................55
Section 7.05.  Liability Of Administrative Agent, Syndication Agent And Co-lead Arrangers..........................55
Section 7.06.  Indemnification.....................................................................................56
Section 7.07.  Credit Decision.....................................................................................56
Section 7.08.  Successor Administrative Agent......................................................................56
Section 7.09.  Administrative Agent's, Syndication Agent's And Co-lead Arrangers' Fees.............................56
Section 7.10.  Syndication Agent And Co-lead Arrangers.............................................................57

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

Section 8.01.  Basis For Determining Interest Rate Inadequate Or Unfair............................................57
Section 8.02.  Illegality..........................................................................................57
Section 8.03.  Increased Cost And Reduced Return...................................................................58
Section 8.04.  Base Rate Loans Substituted For Affected Fixed Rate Loans...........................................59

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  Notices.............................................................................................60
Section 9.02.  No Waivers..........................................................................................61
Section 9.03.  Expenses; Documentary Taxes; Indemnification........................................................61
Section 9.04.  Sharing of Set-offs.................................................................................61
Section 9.05.  Amendments And Waivers..............................................................................62
Section 9.06.  Successors And Assigns..............................................................................62
Section 9.07.  Designated Lenders..................................................................................64
Section 9.08.  Margin Stock........................................................................................65
Section 9.09.  GOVERNING LAW; SUBMISSION TO JURISDICTION...........................................................65
Section 9.10.  Consent To Execution And Delivery Of Certain Financing Documents....................................65
Section 9.11.  Counterparts; Integration...........................................................................65
Section 9.12.  Confidentiality.....................................................................................66
Section 9.13.  WAIVER OF JURY TRIAL................................................................................66

Schedule I        -           Pricing Schedule
Schedule II       -           Commitment Schedule
Schedule III      -           Existing Subsidiary Debt
Schedule IV       -           Subsidiaries of the Borrower
Schedule V        -           Mortgages

Exhibit A                     Note
Exhibit B                     Form of Subsidiary Guaranty
Exhibit C                     Form of Assignment and Assumption Agreement
Exhibit D                     Form of Pledge Agreement
Exhibit E-1                   Form of Opinion of Special New York Counsel to the Borrower
Exhibit E-2                   Form of Opinion of Vice President and Deputy General Counsel of the Borrower
Exhibit F                     Form of Opinion of Special New York Counsel to the Administrative Agent

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AGREEMENT dated as of April 25, 2001 among BEVERLY ENTERPRISES, INC. (with its successors, the "Borrower"), a Delaware corporation, the BANKS listed on the signature pages hereof, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Issuing Bank (with its successors in such capacity, the "ISSUING BANK"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (with its successors in such capacity, the "ADMINISTRATIVE AGENT" or the "AGENT"), amending and restating the Amended and Restated Credit Agreement dated as of April 30, 1998, as amended as of September 30, 1999, October 31, 1999 and December 22, 2000 (as so amended, the "EXISTING CREDIT AGREEMENT"), among the Borrower, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as issuing bank and as agent.

         WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended, and the Banks, the Issuing Bank and the Administrative Agent have agreed to such amendments, subject to the satisfaction of the terms and conditions set forth herein, which amendments shall become effective only at such time as this Agreement becomes effective in accordance with Section 3.01;

         WHEREAS, the parties have agreed that, upon the effectiveness of this Agreement, any outstanding "Loans", other than any such Loans repaid prior to or simultaneously with the effectiveness of this Agreement, made pursuant to the Existing Credit Agreement shall constitute outstanding Loans hereunder and shall be governed by the terms and conditions of this Agreement;

         WHEREAS, the parties have agreed that, upon the effectiveness of this Agreement, any outstanding "LETTERS OF CREDIT" issued or outstanding under the Existing Credit Agreement shall constitute Letters of Credit hereunder and shall be governed by the terms and conditions of this Agreement; and

         WHEREAS, in order to set forth in one document, for the convenience of the parties, the text of the Existing Credit Agreement as amended by the amendments to be made upon the effectiveness hereof, the Existing Credit Agreement will upon satisfaction of the conditions set forth in Section 3.01 hereof, be amended and restated to read in full as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

         Section 1.01 . Definitions. The following terms, as used herein, have the following meanings:

         "ADJUSTED CD RATE" has the meaning set forth in Section 2.06(b).

         "ADJUSTED CONSOLIDATED DEBT" means, at any date, the sum, without duplication, of (i) all liabilities of the Borrower and its Subsidiaries at such date of the types classified as "current liabilities: short-term borrowings", "current liabilities: current portion of long-term obligations," "long-term obligations" and, to the extent arising out of claims made by governmental authorities relating to reimbursement obligations or settlements thereof, "other liabilities and deferred items" on the consolidated balance sheet included in the Base Financials, (ii) all guarantees at such date of obligations of other issuers (other than guarantees outstanding on the Effective Date of obligations outstanding on the Effective Date, in amounts not in excess of $57,191,572 and reported in the Base Financials) and (iii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Borrower most recently completed on or prior to such date; provided that for purposes of determining compliance with Section 5.07 and 5.10(v) and determining the Pricing Ratio only, Consolidated Rental Expense for any such period of four fiscal quarters shall be calculated after giving pro forma effect (including, in the case of any acquisition, as to any cost savings and the like resulting from such acquisition, but only to the extent permitted under Regulation S-X promulgated by the Securities and Exchange Commission) to any acquisition or disposition by the Borrower or any of its Subsidiaries of any business, nursing home or other facility or any Subsidiary consummated after the first day of such period and on or prior to the date as of which such determination is to be made, as if such acquisition or disposition had been consummated on the first day of such period, if, but only if, the Consolidated EBITDAR attributable to all such businesses, nursing homes and other facilities and all such Subsidiaries, in any transaction or series of related transactions, for such period, in the aggregate, equals or exceeds $10,000,000.

         "ADJUSTED LONDON INTERBANK OFFERED RATE" has the meaning set forth in
Section 2.06(c).

         "ADMINISTRATIVE AGENT" means Morgan Guaranty Trust Company of New York in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

         "AFFILIATE" means any Person (other than the Borrower, any Subsidiary of the Borrower or any Bank) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower or (b) which is the Beneficial Owner of 10% or more of any class of the Voting Stock of the Borrower. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

         "AGENT" means the Administrative Agent.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

         "APPRAISED VALUE" means, with respect to any asset subjected to or released from any Lien, the value of such asset as determined by an independent appraisal performed within 90 days of, and as of a date not less than 90 days prior to, the date upon which such asset is subjected to or released from such Lien.

         "ASSESSMENT RATE" has the meaning set forth in Section 2.06(b).

         "ASSIGNEE" has the meaning set forth in Section 9.06(c).

         "ATTRIBUTABLE DEBT" means, on any date, in respect of any lease of the Borrower or any of its Subsidiaries entered into as part of a Sale and Leaseback Transaction, (i) if such lease is a lease that is required to be capitalized in accordance with GAAP, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a lease that is required to be capitalized in accordance with GAAP, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were a lease that is required to be capitalized in accordance with GAAP.

         "AUTHORIZED FINANCIAL OFFICER" of any Person means the Chief Financial Officer, Treasurer or Controller of such Person.

         "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "BANK OF MONTREAL SYNTHETIC LEASE" means the Amended and Restated Participation Agreement (the "PARTICIPATION AGREEMENT"), dated as of August 28, 1998, as amended, among certain Subsidiaries of the Borrower, the Borrower as Representative, Construction Agent and Parent Guarantor therein, Bank of Montreal Global Capital Solutions, Inc. as Agent Lessor and Lessor therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, Bank of America, N.A. (successor by merger to Bank of America National Trust and Savings Association) and Bank of Montreal as Lenders therein, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, as Arranger therein and Bank of Montreal as Arranger, Syndication Agent and Administrative Agent for the Lenders therein and the Operative Documents (as defined in the Participation Agreement).

         "BASE FINANCIALS" means the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, together with the notes thereto, included in the Borrower's 2000 Form 10-K and reported on without qualification by Ernst & Young LLP.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "BASE RATE LOAN" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount that was a Base Rate Loan immediately before it became overdue.

         "BASE RATE MARGIN" has the meaning set forth in Section 2.06(a).

         "BENEFICIAL OWNER" means a Person who is deemed to be the "Beneficial Owner" of securities pursuant to Rule 13d-3 or 13d-5 of the Securities Exchange Act of 1934 (as in effect on the date hereof).

         "BEVERLY HEALTH" means Beverly Health and Rehabilitation Services, Inc., a California corporation, and its successors.

         "BORROWER" means Beverly Enterprises, Inc., a Delaware corporation.

         "BORROWER'S 2000 FORM 10-K" means the Borrower's annual report on Form 10-K for 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "BORROWING" has the meaning set forth in Section 1.03.

         "CD BASE RATE" has the meaning set forth in Section 2.06(b).

         "CD LOAN" means (i) a Loan which bears interest at a CD Rate pursuant to the applicable Notice of Borrowing or Notice of interest Rate Election or
(ii) an overdue amount that was a CD Loan immediately before it became overdue.

         "CD MARGIN" has the meaning set forth in Section 2.06(b).

         "CD RATE" means a rate of interest determined pursuant to Section 2.06(b) on the basis of an Adjusted CD Rate.

         "CD REFERENCE BANKS" means Bank of America, NA. and Morgan Guaranty Trust Company of New York.

         "COLLATERAL" means the property in which the Administrative Agent is granted, or is purported to be granted, a lien or security interest from time to time under any Security Document, which lien or security interest has not been released in accordance with the terms hereof or thereof

         "CO-LEAD ARRANGER" means JPMorgan, a division of Chase Securities Inc., or Banc of America Securities LLC, each in its capacity as Co-Lead Arranger and Co-Lead Bookrunner, and their respective successors in such capacity, and "CO-LEAD ARRANGERS" means both of them.

         "COMMITMENT" means, with respect to any Bank, the amount set forth opposite the name of such Bank as such Bank's Commitment on the Commitment Schedule, as such amount may be reduced from time to time pursuant to Section 2.10.

         "COMMITMENT FEE RATE" has the meaning set forth in Section 2.08(a).

         "COMMITMENT SCHEDULE" means Schedule II attached hereto.

         "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such period plus, without duplication, any amounts deducted in determining such Consolidated Net Income in respect of (a) Consolidated Interest Charges for such period, (b) Consolidated Tax Charges for such period and (c) expenses for such period of the types classified as "depreciation and amortization" on the consolidated statement of operations included in the Base Financials.

         "CONSOLIDATED EBITDAR" means, for any period, the sum of Consolidated EBITDA and Consolidated Rental Expense for such period; provided that for purposes of determining compliance with Sections 5.07 and 5.10(v) and determining the Pricing Ratio only, Consolidated EBITDAR for any period of four fiscal quarters referred to therein shall be calculated after giving pro forma effect (including, in the case of any acquisition, as to any cost savings and the like resulting from such acquisition, but only to the extent permitted under Regulation S-X promulgated by the Securities and Exchange Commission) to any acquisition or disposition by the Borrower or any of its Subsidiaries of any business, nursing home or other facility or any Subsidiary consummated after the first day of such period and on or prior to the date as of which such determination is to be made, as if such acquisition or disposition had been consummated on the first day of such period if, but only if, the Consolidated EBITDAR attributable to all such businesses, nursing homes and other facilities and all such Subsidiaries, in any transaction, or series of related transactions, for such period equals or exceeds $10,000,000.

         "CONSOLIDATED GROSS CAPITAL EXPENDITURES" means, for any period, the total amount of additions to property and equipment, other than software development costs, of the Borrower and its Consolidated Subsidiaries during such period of the types classified as "capital expenditures" on the consolidated statement of cash flows included in the Base Financials.

         "CONSOLIDATED INTEREST CHARGES" means, for any period, all items for such period of the types classified as "interest" on the consolidated statement of operations included in the Base Financials.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of (i) any extraordinary or other material non-recurring gain or loss outside the ordinary course of business, (ii) Specified Restructuring Charges in an aggregate amount, on a pretax basis, during the period from October 1, 2000 through March 31, 2001 not exceeding $105,000,000 and (iii) the charges or losses, in an aggregate amount, on a pretax basis, not exceeding $110,000,000 during the term of this Agreement, incurred by the Borrower and its Consolidated Subsidiaries in connection with the Florida Disposition) for the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

         "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries at such date, without giving effect to (i) charges and losses, in an aggregate amount, on a pretax basis, not exceeding $110,000,000 during the term of this Agreement, incurred by the Borrower and its Consolidated Subsidiaries in connection with the Florida Disposition and (ii) Specified Restructuring Charges recorded in the fiscal quarter ended March 31, 2001 in an amount not exceeding, on a pretax basis, $20,000,000.

         "CONSOLIDATED RENTAL EXPENSE" means, for any period, the rental expense (net of sublease income) of the Borrower and its Consolidated Subsidiaries for such period.

         "CONSOLIDATED SUBSIDIARY" means, with respect to any Person and at any date, any of its Subsidiaries or any other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

         "CONSOLIDATED TAX CHARGES" means, for any period, all items for such period of the types classified as "provision for income taxes" on the consolidated statement of operations included in the Base Financials.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all obligations of such Person with respect to letters of credit and similar instruments, including, without limitation, obligations under reimbursement agreements, (vi) all mandatorily redeemable preferred stock of such Person, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DESIGNATED LENDER" means, with respect to any Designating Bank, an Eligible Designee designated by it pursuant to Section 9.07(a) as a Designated Lender for purposes of this Agreement.

         "DESIGNATING BANK" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.07(a).

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

         "DOMESTIC LOANS" means CD Loans or Base Rate Loans or both.

         "DOMESTIC RESERVE PERCENTAGE" has the meaning set forth in Section 2.06(b).

         "EFFECTIVE DATE" has the meaning set forth in Section 3.01.

         "ELIGIBLE DESIGNEE" means a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's.

         "ENCORE FACILITY" means the Term Loan Agreement, dated as of December 30,1985, as amended, among Encore Nursing Center Partners, Ltd. - 85, a New York limited partnership, Beverly Health, the Borrower and the Bank of New York.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 4 14(b) or 4 14(c) of the Internal Revenue Code.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

         "EURO-DOLLAR LOAN" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount that was a Euro-Dollar Loan immediately before it became overdue.

         "EURO-DOLLAR MARGIN" has the meaning set forth in Section 2.06(c).

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.06(c) on the basis of an Adjusted London Interbank Offered Rate.

         "EURO-DOLLAR REFERENCE BANKS" means the principal London offices of Bank of America, N.A. and Morgan Guaranty Trust Company of New York.

         "EURO-DOLLAR RESERVE PERCENTAGE" has the meaning set forth in Section 2.06(c).

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXISTING BANK" means a Bank (as defined in the Existing Credit Agreement).

         "EXISTING CREDIT AGREEMENT" has the meaning set forth in the preamble hereto.

         "EXISTING FINANCING DOCUMENTS" means the Financing Documents (as defined in the Existing Credit Agreement).

         "EXISTING LETTER OF CREDIT" means a Letter of Credit (as defined in the Existing Credit Agreement).

         "EXISTING LOAN" means a Loan (as defined in the Existing Credit Agreement).

         "EXPOSURE" means, for any day and with respect to any Bank, the sum on such day of the Letter of Credit Exposure of such Bank and the aggregate outstanding principal amount of the Loans of such Bank.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business

Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions, as determined by the Administrative Agent.

         "FINAL SETTLEMENT" means the series of agreements entered into on February 3, 2000 by the Borrower (and, in some cases, certain of its Subsidiaries) with the U.S. Department of Justice and the Office of Inspector General of the U.S. Department of Health and Human Services settling the federal government's investigation of the Borrower and certain of its Subsidiaries relating to the allocation to the Medicare program of certain nursing home labor costs in its skilled nursing facilities from 1990 to 1998.

         "FINANCING DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty, the Mortgages and the Pledge Agreement.

         "FIXED CHARGE COVERAGE RATIO" means, on any date, the ratio of (i) Consolidated EBITDAR minus Consolidated Gross Capital Expenditures for the four consecutive fiscal quarters most recently ended on or prior to such date to (ii) the sum of Consolidated interest Charges and Consolidated Rental Expense for such four fiscal quarters.

         "FIXED RATE LOANS" means CD Loans or Euro-Dollar Loans or both.

         "FLORIDA DISPOSITION" means the sale, transfer or other disposition by the Borrower and its Subsidiaries, in one or more transactions and pursuant to sales of facilities and related assets, sales of stock of Subsidiaries or a combination thereof, of all or substantially all of the assisted living and skilled nursing facilities of the Borrower and its Subsidiaries located in Florida.

         "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Loans that are Base Rate Loans at such time or (ii) all Loans that are Fixed Rate Loans of the same type having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HAZARDOUS SUBSTANCE" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "INTEREST PERIOD" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or the date specified in the applicable Notice of Interest Rate Election and ending one week or one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

                  (a) any Interest Period (other than an Interest Period determined pursuant to clause (c)(i) below) that would otherwise end on a day that is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless, in the case of any Interest Period other than a one-week Interest Period, such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period (other than an Interest Period of one week or an Interest Period determined pursuant to clause (c) below) that begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.05 but does not end on such date, then (i) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above; and

         (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

                  (a) any Interest Period (other than an interest Period determined pursuant to clause (b)(i) below) that would otherwise end on a day that is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section 2.05 but does not end on such date, then (i) the principal amount (if any) of each CD Loan required to be repaid on such date shall have an

         Interest Period ending on such date and (ii) the remainder (if any) of each such CD Loan shall have an Interest Period determined as set forth above.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

         "ISSUER" has the meaning set forth in the Pledge Agreement.

         "ISSUING BANK" means Morgan Guaranty Trust Company of New York in its capacity as issuer of Letters of Credit, and its successors in such capacity.

         "LEASE CANCELLATION PAYMENT" means any payment made to cancel or terminate a lease of a facility and related property prior to the end of its term.

         "LEASE CONVERSION" means any acquisition by the Borrower or any of its Subsidiaries of a facility and related property that had theretofore been leased by the Borrower or any such Subsidiary and that the Borrower or any of its Subsidiaries continues to operate.

         "LETTER OF CREDIT" means a letter of credit issued, or deemed to have been issued, by the Issuing Bank pursuant to Section 2.07(a).

         "LETTER OF CREDIT COMMISSION RATE" has the meaning set forth in Section 2.07(1).

         "LETTER OF CREDIT COMMITMENT" means, with respect to any Bank at any time, an amount equal to the lesser of (i) such Bank's Commitment at such time and (ii) the product of $75,000,000 multiplied by a fraction, the numerator of which is such Bank's Commitment at such time and the denominator of which is the aggregate Commitments of all Banks at such time.

         "LETTER OF CREDIT EXPOSURE" means, with respect to any Bank at any time, the sum of (i) its participation in the undrawn amount which is then, or may thereafter become, available for drawing under each outstanding Letter of Credit and (ii) its participation in the amount of each unpaid Reimbursement Obligation for drawings theretofore made under any Letter of Credit.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" means a loan made by a Bank pursuant to Section 2.0l; provided that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.06(c).

         "MASTER ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Master Assignment and Assumption Agreement dated as of the date hereof among the Borrower, the Existing Banks, the Banks, the Issuing Bank and the Administrative Agent, substantially in the form of Exhibit H hereto, as the same may be amended from time to time.

         "MATERIAL COMMITMENT" means an outstanding commitment by a financial institution or a syndicate of financial institutions to provide financial accommodations to the Borrower and/or one or more of its Subsidiaries, arising in one or more related transactions, in an amount equal to or exceeding in the aggregate $50,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or (in the case of Section 6.01(f)) payment obligations in respect of, or (in the case of Section 6.0 1(g)) mark-to-market value of, Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $20,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

         "MATERIAL SUBSIDIARY" means, at any time, any Subsidiary of the Borrower that at such time constitutes a "significant subsidiary" of the Borrower within the meaning of Regulation S-X promulgated by the Securities and Exchange Commission; provided that for purposes of this definition of the term "Material Subsidiary" each reference to "10 percent" contained in the definition of "significant subsidiary" set forth in Regulation S-X shall be replaced by "5 percent".

         "MORTGAGES" means the mortgages and deeds of trust described in
Schedule V hereto, in each case as the same has been or may be amended from time to time.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 400 1(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "NEW SENIOR NOTES" means the senior unsecured notes of the Borrower due April 15, 2009 in an aggregate principal amount of not less than $150,000,000, issued pursuant to the Indenture dated as of April 25, 2001 between the Borrower and The Bank of New York, as trustee, the terms and conditions of which, including, without limitation, the interest rate thereon, shall be satisfactory to the Banks.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" has the meaning set forth in Section 2.02.

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.12(a).

         "NOTICE OF ISSUANCE" has the meaning set forth in Section 2.07(b).

         "OTHER FINANCING AGREEMENTS" means the Bank of Montreal Synthetic Lease, the PNC Facility and the Encore Facility.

         "OTHER FINANCING AGREEMENTS LIENS" means the (i) Liens outstanding on the Effective Date securing the obligations of the Borrower and certain of its Subsidiaries under the Other Financing Agreements and (ii) Liens on property ("SUBSTITUTE COLLATERAL") substituted for property (the "ORIGINAL COLLATERAL") subject to a Lien referred to in clause (i) above; provided that (x) such Lien on Substitute Collateral secures the same obligations as the Lien on the Original Collateral for which it is substituted and (y) the value (determined on the basis of an amount equal to (A) Consolidated EBITDA for such Substituted Collateral for the four consecutive fiscal quarters most recently completed prior to the date upon which such substitution is made for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) multiplied by (B) 6) of such Substitute Collateral shall not exceed, by more than 5%, the value (as so determined) of the Original Collateral for which it is substituted.

         "OTHER PLAN" means an employee pension benefit plan (other than a Plan or a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ENCUMBRANCES" has the meaning set forth in the Mortgages.

         "PERMITTED RECEIVABLES FINANCING SECURITIES" means debt securities or preferred stock issued by a Special Purpose Receivables Financing Subsidiary pursuant to a Receivables Financing Program and borrowings by a Special Purpose Receivables Financing Subsidiary under a related Receivables Financing Backstop Facility.

         "PERMITTED PREFERRED STOCK" means preferred stock of the Borrower that has no mandatory redemption or redemption at the option of the holder thereof prior to the first anniversary of the Termination Date and no required increase in the rate of dividends payable thereon prior to such first anniversary other than increases arising from the resetting of the rate of dividends on the basis of a reasonable market or other similar index or a market interest rate.

         "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ER1SA Group.

         "PLEDGE AGREEMENT" means the Amended and Restated Pledge Agreement dated as of April 25, 2001 among the Borrower, Beverly Health and the Administrative Agent, substantially in the form of Exhibit D hereto, amending and restating the Pledge Agreement dated as of September 30, 1999, as the same has been or may be amended from time to time.

         "PLEDGED STOCK" has the meaning set forth in the Pledge Agreement.

         "PNC FACILITY" means the Amended and Restated Reimbursement Agreement, dated as of June 20, 1997, as amended, by and among Beverly Health, Beverly Enterprises - Massachusetts, Inc., Beverly Enterprises - Pennsylvania, Inc. and Beverly Enterprises - Ohio, Inc. as Borrowers therein and PNC Bank, National Association as the Issuer of Letters of Credit therein.

         "PRICING RATIO" has the meaning set forth in the Pricing Schedule attached hereto.

         "PRICING SCHEDULE" means Schedule I attached hereto.

         "PRIME RATE" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

         "PRIOR AMENDMENT EFFECTIVE DATE" means September 30, 1999.

         "QUARTERLY DATE" means any March 31, June 30, September 30 or December 31 or, in the case of any such date that is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "RECEIVABLES FINANCING BACKSTOP FACILITY" means a credit facility entered into by a Special Purpose Receivables Financing Subsidiary for the purposes of providing liquidity with respect to securities issued by such Special Purpose Receivables Financing Subsidiary and of financing transactions of the type intended to be financed with the proceeds of such securities.

         "RECEIVABLES FINANCING PROGRAM" means a program pursuant to which a Special Purpose Receivables Financing Subsidiary issues debt securities or preferred stock secured by (i) Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities purchased from the Borrower and its Subsidiaries or (ii) security interests in Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities granted by the Borrower and its Subsidiaries.

         "REFERENCE BANKS" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "REFINANCED DEBT" has the meaning set forth in clause (v) of Section 5.13(a).

         "REFINANCING DEBT" has the meaning set forth in clause (v) of Section 5.13(a).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.
         "REIMBURSEMENT OBLIGATION" means an obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.07(d) for the amount of a drawing under a Letter of Credit.

         "RELEVANT DEBT" has the meaning set forth in Section 9.04.

         "REQUIRED BANKS" means at any time Banks having at least a majority of the aggregate Total Exposures of all Banks.

         "SALE AND LEASEBACK TRANSACTION" has the meaning set forth in Section 5.19.

         "SECURED OBLIGATIONS" has the meaning Set forth in the Pledge Agreement and the Mortgages.

         "SECURED PARTIES" has the meaning set forth in the Pledge Agreement and the Mortgages.

         "SECURITY DOCUMENTS" means the Pledge Agreement and the Mortgages, together with all related filings, assignments, instruments, mortgages and other papers.

         "SEGREGATED COLLATERAL ACCOUNT" has the meaning set forth in the Pledge Agreement.

         "SENIOR NOTE AGREEMENT" means that certain Indenture, dated as of February 1, 1996, among the Borrower, the corporations listed on the signature pages thereto and The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee, as amended, modified or supplemented.

         "SPECIAL PURPOSE RECEIVABLES FINANCING SUBSIDIARY" means a Wholly-Owned Subsidiary of the Borrower the sole purpose of which is to issue debt securities and/or preferred stock and to purchase Medicare, Medicaid or other patient accounts receivable of the Borrower and its Subsidiaries and/or Permitted Receivables Financing Securities and make advances to the Borrower and its Subsidiaries secured by security interests in such Medicare, Medicaid or other patient accounts receivable and/or Permitted Receivables Financing Securities, which accounts receivable, Permitted Receivables Financing Securities and/or security interests therein may be pledged to secure such debt securities and/or preferred stock and/or borrowings by such Special Purpose Receivables Financing Subsidiary under a Receivables Financing Backstop Facility.

         "SPECIFIED RESTRUCTURING CHARGES" means the restructuring charges, writedowns, severance costs and special charges, the material components of which are described in the memorandum dated December 15, 2000 from the Borrower to the Administrative Agent and the Existing Banks, in each case to the extent actually incurred by the Borrower or one of its Consolidated Subsidiaries during the fiscal quarters of the Borrower ended December 31, 2000 and March 31, 2001.

         "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; provided that, with respect to the Borrower, Subsidiary shall not (except for financial reporting purposes and determination of compliance with financial covenants) include any corporations or other entities (i) which are inactive, (ii) each of which has neither assets nor liabilities, calculated on a consolidated basis for each such corporation or other entity, of $1,600,000 or more and (iii) which taken together have neither aggregate assets nor aggregate liabilities, calculated on a consolidated basis, of $3,000,000 or more.

         "SUBSIDIARY GUARANTOR" means, at any time, a Subsidiary of the Borrower party to the Subsidiary Guaranty at such time.

         "SUBSIDIARY GUARANTY" means the Amended and Restated Subsidiary Guaranty dated as of April 25, 2001 by the Borrower and the Subsidiaries of the Borrower parties thereto in favor of the Banks, the Administrative Agent and the Issuing Bank, substantially in the form of Exhibit B hereto, amending and restating the Subsidiary Guaranty dated as of September 30, 1999, as the same may be amended from time to time.

         "SYNDICATION AGENT" means Bank of America, NA., in its capacity as syndication agent hereunder, and its successors in such capacity.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper with maturities of not more than 180 days rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Ratings Group, (iii) deposit accounts in, and certificates of deposit, repurchase agreements and bankers' acceptances of, United States branches of commercial banks whose unsecured senior long-term debt is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, in each case maturing within one year from the date of acquisition thereof or (iv) in addition to the accounts and instruments referred to in clause (iii), deposit accounts and certificates of deposit in United States branches of banks insured by the Federal Deposit Insurance Corporation which do not aggregate more than $100,000 in any one bank.

         "TERMINATION DATE" means April 25, 2004.

         "TOTAL EXPOSURE" means, for any day and with respect to any Bank, the greater of (x) the Commitment of such Bank and (y) the Exposure of such Bank.

         "UCC" means the Uniform Commercial Code as in effect in the State of New York.

         "UNFUNDED LIABILITIES" means, with respect to any employee pension benefit plan which is covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code, at any time, the amount (if any) by which (i) the present value of all benefit liabilities (within the meaning of Section 4001 (a)( 16) of ERISA) under such plan exceeds
(ii) the fair market value of all plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such plan in accordance with the relevant provisions of Title IV of ERISA and regulations promulgated thereunder, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "VOTING STOCK" means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of the Borrower, other than stock having such power only by reason of the happening of a contingency.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person all of the shares of Voting Stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

         "WORKOUT TRANSACTION" means any adjustment, renegotiation, exchange, subordination, amendment, sale or other disposition of any note receivable, Investment or other similar asset of the Borrower or any of its Subsidiaries, any release, subordination, renegotiation or other adjustment or any Lien securing any Debt or other obligation of any Person held by or owed to the Borrower or any of its Subsidiaries, any acquisition of any asset by the Borrower or any of its Subsidiaries or the making of any Investment by the Borrower or any of its Subsidiaries, in each case in connection with (i) the foreclosure, enforcement or realization by the Borrower or any such Subsidiary on any Lien securing any Debt or other obligation of any Person held by or owed to the Borrower or any such Subsidiary or (ii) any renegotiation, composition, adjustment, amendment or restructuring of, or any other similar arrangement with respect to, any such Debt or obligation, in each case in connection with the bankruptcy, insolvency, financial distress or other similar condition of such Person; provided that any such adjustment, renegotiation, exchange, subordination, amendment, sale, disposition, release or acquisition or the making of any such Investment (A) will, in the reasonable opinion of an Authorized Financial Officer of the Borrower, in light of the circumstances affecting the relevant obligor, be likely to maximize the amount to be realized by the Borrower and its Subsidiaries with respect to such Debt or other obligation or (B) is imposed on the Borrower or any of its Subsidiaries pursuant to voting arrangements mandated by any law or contract arrangements binding upon the Borrower or such Subsidiary.

         Section 1.02. Accounting Terms And Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the Base Financials; provided that if any change in generally accepted accounting principles after December 31, 2000 in itself materially affects the calculation of any financial covenant in Article 5, the Borrower may by notice to the Administrative Agent, or the Administrative Agent (at the request of the Required Banks) may by notice to the Borrower, require that such covenant thereafter be calculated in accordance with generally accepted accounting principles as in effect, and applied by the Borrower, immediately before such change in generally accepted accounting principles occurs. If such notice is given, the compliance certificates delivered pursuant to Section 5.0 1(d) after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

         Section 1.03. Types Of Loans And Borrowings. The term "BORROWING" denotes the aggregation of Loans made to the Borrower pursuant to Article 2 on a single date and, in the case of a Borrowing consisting of Fixed Rate Loans, for a single Interest Period. Loans and Borrowings are distinguished by "type". The "TYPE" of a Loan (or a Borrowing consisting of such Loans) refers to the pricing of the Loans, whether such Loan is a Euro-Dollar Loan, a CD Loan or a Base Rate Loan, each of which constitutes a type.

                                   ARTICLE 2
                                   THE CREDITS

         Section 2.01. The Loans. (a) Existing Loans. Prior to the Effective Date, each Existing Bank has made Existing Loans to, or that have been assumed by, the Borrower pursuant to the Existing Credit Agreement. On and after the Effective Date, all Existing Loans outstanding under the Existing Credit Agreement (other than Existing Loans repaid or prepaid on or prior to the Effective Date) shall remain outstanding and shall be deemed to have been made as Euro-Dollar Loans hereunder on the Effective Date with an initial Interest Period as selected by the Borrower and shall be governed by the terms and conditions of this Agreement.

         (b) Loans on and after the Effective Date. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section 2.0 1(b) from time to time from and including the Effective Date to but excluding the Termination Date in amounts such that such Bank's Exposure shall not exceed such Bank's Commitment. Each Borrowing under this Section 2.01(b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available under Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this
Section 2.01(b), prepay loans to the extent permitted by Section 2.13, and reborrow pursuant to this Section 2.01(b).

         Section 2.02. Notice Of Borrowing. The Borrower shall give the Administrative Agent notice (a "NOTICE OF BORROWING") not later than (x) 12:00 Noon (New York City time) on the date of each Base Rate Borrowing, (y) 12:00 Noon (New York City time) on the second Domestic Business Day before each CD Borrowing and (z) 12:00 Noon (New York City time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

         (b) the aggregate amount of such Borrowing,

         (c) whether the Loans comprising such Borrowing are to bear interest initially calculated on the basis of the Base Rate, a CD Rate or a Euro-Dollar Rate,

         (d) (d) in the case of a Borrowing consisting of Fixed Rate Loans, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         Section 2.03. Notice To Banks; Funding Of Loans. Notice to Banks; Funding a/Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 3:00 P.M. (New York City time) on the date of each Borrowing, each Bank shall (except as provided in subsection (c) below) make available its ratable share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.01. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will promptly make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address.

         (c) If any Bank that makes any Loan on the Effective Date is the holder, on the Effective Date, of any Existing Loan that is to be repaid on the Effective Date, such Bank shall apply the proceeds of its Loan to make such repayment and only an amount equal to the difference (if any) between the amount of the Loan being borrowed and the amount of such Existing Loan to be so repaid shall be made available by the Bank to the Administrative Agent as provided in subsection (b) or remitted by the Borrower to such Bank as provided in the Existing Credit Agreement.

         (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate then applicable to the Loans contained in such Borrowing pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         Section 2.04. Notes. (a) In connection with the effectiveness of the Assumption Agreement, the Borrower delivered to the Administrative Agent, for the account of each Existing Bank, duly executed "NOTES" substantially in the form of Exhibit A to the Existing Credit Agreement (collectively, the "EXISTING NOTES") to evidence the Existing Loans of each bank under the Existing Credit Agreement. On or prior to the Effective Date, the Borrower shall deliver to the Administrative Agent, for the account of each Bank, duly executed Notes, substantially in the form of Exhibit A hereto. On the Effective Date, each Bank's Existing Note shall be automatically canceled, and from and after the Effective Date, the Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans. On or promptly after the Effective Date, each Existing Bank shall deliver to the Administrative Agent for delivery to the Borrower its Existing Note (or in the case of loss thereof, a written agreement of indemnity by such Bank for such loss in customary form and executed by such Bank) marked "CANCELLED".

         (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type be evidenced by a separate
Note in an amount equal to the aggregate unpaid principal amount of its Loans of such type. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note may endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or of the Borrower under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         Section 2.05. Maturity Of Loans. Each Loan shall mature, and the principal amount thereof shall be due and payable in full, on the Termination Date.

         Section 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it becomes due, at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on each day a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day from and including the date upon which it becomes due to but excluding the date upon which it is paid, at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         "BASE RATE MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b)(i) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus
(i) for each day during such Interest Period, the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan, and (ii) for each day after the end of such Interest Period, the rate applicable to Base Rate Loans for such day.

         "CD MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         The "ADJUSTED CD RATE" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                                      [CDBR    ](1)
                              ACDR =  [-----------------] + AR
                                      [1.00 - DRP       ]

                              ACDR =  Adjusted CD Rate
                              CDBR =  CD Base Rate
                              DRP  =  Domestic Reserve Percentage
                              AR   =  Assessment Rate

         The "CD BASE RATE" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

--------
(1) The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%. 21

         "DOMESTIC RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "ASSESSMENT RATE" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.
F. R. ss. 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "ADJUSTED LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         "EURO-DOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the rate per annum determined by the Administrative Agent as the offered rate for deposits in dollars with a term comparable to such Interest Period that appears on the Eurodollar Telerate Page (as defined below) at approximately 11:00 AM., London time, on the second full Eurodollar Business Day preceding the first day of such Interest Period. However, if such rate does not appear on the Eurodollar Telerate Page, the "LONDON INTERBANK OFFERED RATE" shall mean the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 AM. (London time) two Euro-Dollar Business Days before the first day of such interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period. "EURODOLLAR TELERATE PAGE" shall mean the display designated as Page 3750 on Telerate, Inc. (or such other page as may replace such page on such service, or any successor to the substitute for such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         "EURO-DOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "EUROCURRENCY LIABILITIES" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date upon which it becomes due to but excluding the date upon which it is paid, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the rate per annum determined by the Administrative Agent as the offered rate for one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars that appears on the Eurodollar Telerate Page or, if such rate does not appear on the Eurodollar Telerate Page, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

         (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks by telex, cable or facsimile transmission of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks, or if none of such quotations is available on a timely basis, the provisions of
Section 8.01 shall apply.

         Section 2.07. Letters Of Credit.

         (a) Commitment to Issue Letters of Credit.

                  (i) The Borrower may from time to time request that the Issuing Bank issue a letter of credit pursuant to which the Issuing Bank shall be obligated to the beneficiary to pay any drawings made thereunder and the Banks shall be obligated to the Issuing Bank to participate ratably in such drawings in proportion to their respective Commitments as hereinafter provided.

                  (ii) Subject to Section 2.07(a)(iv) below, and in accordance with its customary procedures (to the extent such procedures are not inconsistent with the terms of this Agreement), the Issuing Bank agrees, on the terms and conditions set forth in this Agreement and at the request of the Borrower, to issue Letters of Credit for the account of the Borrower or any of its Subsidiaries from time to time prior to the Termination Date. Each Bank agrees to participate ratably in proportion to its Commitment in any drawings made under each Letter of Credit.

                  (iii) Notwithstanding any reference in any Existing Letter of Credit to the Existing Credit Agreement, on and as of the Effective Date, each Existing Letter of Credit shall be deemed to be a Letter of Credit and to have been issued pursuant to clause (ii) above on the Effective Date.

                  (iv) In addition to the conditions precedent set forth in
         Article 3, the obligations of the Issuing Bank to issue Letters of Credit pursuant to clause (ii) above are subject to the additional conditions that:

                           (A) no Letter of Credit shall have an expiry date
                  later than one Domestic Business Day prior to the Termination Date; provided that with respect to a Letter of Credit issued for the purpose of providing credit support for obligations of the Borrower or any of its Subsidiaries in connection with self-insurance provided by or insurance procured on behalf of the Borrower and its Subsidiaries, it shall not be a violation of the condition set forth in this clause (iv) if such Letter of Credit (1) is certified by an Authorized Officer of the Borrower to be required by applicable insurance law or regulation to provide, and does provide, that if there shall occur with respect to the Issuing Bank one of the events described in Article 17 of the 1993 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 500), as the same may be revised, amended, supplemented or superseded, the expiry date shall be extended until not later than a specified number of days (the "EXTENSION PERIOD") after the resumption of business of the Issuing Bank following such event and (2) provides for an expiry date prior to the Termination Date by at least 30 days more than the number of days included in the Extension Period; and

                           (B) the fact that, immediately after the issuance of
                  such Letter of Credit, no Bank's Letter of Credit Exposure will exceed such Bank's Letter of Credit Commitment.

         (b) Notice of Issuance. Except in the case of Letters of Credit deemed, pursuant to clause (iii) of Section 2.07(a) above, to be issued on the Effective Date, the Borrower shall give the Administrative Agent and the Issuing Bank notice (a "NOTICE OF ISSUANCE") at least three Domestic Business Days before each Letter of Credit is to be issued, specifying: (i) the date of issuance and expiry date of such Letter of Credit, (ii) the proposed terms of such Letter of Credit, including the face amount thereof, and (iii) the transaction that is to be supported or financed by such Letter of Credit. Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify each Bank and the Administrative Agent of the contents thereof and of the amount of such Bank's participation in such Letter of Credit and such Notice of Issuance shall not thereafter be revocable by the Borrower.

         (c) Drawings under Letters of Credit.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of demand for payment under such Letter of Credit, the Issuing Bank shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored.

                  (ii) If the Issuing Bank determines that a demand for payment by the beneficiary of a Letter of Credit should be honored, the Issuing Bank shall make available to the beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. The Issuing Bank shall thereupon notify the Borrower, the Administrative Agent and each Bank of the amount of such drawing paid by it and the amount of each Bank's participation therein.

         (d) Reimbursement and Other Payments by the Borrower.

                  (i) If any amount is drawn under any Letter of Credit, the Borrower irrevocably and unconditionally agrees to reimburse the Issuing Bank for all amounts paid by the Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which any Bank or the Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the average rate charged to the Issuing Bank on overnight Federal funds transactions for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (x) not later than 12:00 Noon (New York City time) on the date the Issuing Bank notifies the Borrower of such drawing, if such notice is given at or before 10:00 A.M. (New York City time) on such date, or (y) not later than 12:00 Noon (New York City time) on the first Domestic Business Day succeeding the date such notice is given, if such notice is given after 10:00 A.M. (New York City time); provided that no payment otherwise required by this sentence to be made by the Borrower not later than 12:00 Noon (New York City time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the Issuing Bank, in its sole discretion, shall have been made by the Borrower not later than 12:00 Noon (New York City time) on such day and such payment is actually made not later than 3:00 P.M. (New York City time) on such day. The Issuing Bank shall provide a copy of any such notice to the Administrative Agent.

                  (ii) In addition, the Borrower agrees to pay to the Issuing Bank (A) interest on any and all amounts unpaid by the Borrower when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day, and (B) upon each transfer of any Letter of Credit in accordance with its terms, a sum equal to such amount as shall be necessary to cover the reasonable costs and expenses of the Issuing Bank incurred in connection with such transfer.

                  (iii) Each payment to be made by the Borrower pursuant to this
         Section 2.07(d) shall be made, in Federal or other funds immediately available in New York City, to the Issuing Bank at its address referred to in or pursuant to Section 9.01.

         (e) Payments by Banks with Respect to Letters of Credit.

                  (i) Each Bank shall make available an amount equal to its ratable share of any drawing under a Letter of Credit, in Federal or other funds immediately available in New York City, to the Issuing Bank by 3:00 P.M. (New York City time) on the Domestic Business Day following such drawing, together with interest on such amount at the average rate charged to the Issuing Bank on overnight Federal funds transactions on the date of such drawing as determined by the Issuing Bank, at the Issuing Bank's address specified in or pursuant to Section 9.01; provided that each Bank's obligation shall be reduced by its pro rata share of any reimbursement theretofore paid by the Borrower in respect of such drawing pursuant to Section 2.07(d)(i). The Issuing Bank shall notify each Bank and the Administrative Agent of the amount of such Bank's obligation in respect of any drawing under a Letter of Credit not later than 1:00 P.M. (New York City time) on the day such payment by such Bank is due. Each Bank shall be subrogated to the rights of the Issuing Bank against the Borrower to the extent of all amounts due from such Bank to the Issuing Bank, plus interest thereon, for each day from and including the day such amount is due from such Bank to the Issuing Bank to but excluding the day the Borrower makes payment to the Issuing Bank pursuant to Section 2.07(d) above, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

                  (ii) If any Bank fails to pay any amount required pursuant to clause (i) of this subsection on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to (A) in the case of each day from and including the day such payment is due through and including the first succeeding Domestic Business Day (and any intervening days), the average rate charged to the issuing Bank on overnight Federal funds transactions for each such day as determined by the Issuing Bank and (B) thereafter, the sum of 2% plus the rate applicable to Base Rate Loans for such day. Any payment made by any Bank after 3:00 P.M., New York City time, on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

                  (iii) If the Borrower shall reimburse the Issuing Bank for any drawing under a Letter of Credit after the Banks shall have made funds available to the Issuing Bank with respect to such drawing in accordance with clause (i) of this subsection, the Issuing Bank shall promptly upon receipt of such reimbursement distribute to each Bank its pro rata share thereof, including interest, to the extent received by the Issuing Bank.

         (f) Letter of Credit Commission; Fronting Fee.

                  (i) The Borrower shall pay to the Administrative Agent for the account of the Banks, ratably in proportion to their Commitments or, if all Commitments have been terminated, in proportion to their Commitments immediately before such termination, a letter of credit commission at a rate per annum (the "LETTER OF CREDIT COMMISSION RATE") determined daily in accordance with the Pricing Schedule on the daily average amount available for drawing (whether or not any conditions to drawing can then be met) on all outstanding Letters of Credit. Such letter of credit commission shall accrue from and including the Effective Date to but excluding the Termination Date (or later date of expiration or termination of the last Letter of Credit to expire or be terminated) and shall be payable quarterly in arrears on each Quarterly Date, on the date of termination of the Commitments in their entirety and, if later, on the date of expiration or termination of the last Letter of Credit to expire or be terminated.

                  (ii) The Borrower agrees to pay to the Administrative Agent for the account of the Issuing Bank a fronting fee in the amounts and at the times previously agreed between the Borrower and the Issuing Bank.

         (g) Payment upon Acceleration. If the Commitments shall be terminated or the principal of the Notes shall become immediately due and payable pursuant to Section 6.01, the Borrower shall pay to the Administrative Agent for deposit in a segregated collateral account an amount equal to the aggregate amount which is then, or may thereafter become, available for drawing under all outstanding Letters of Credit and pledge such amount to the Administrative Agent for the benefit of the issuing Bank and the Banks to secure the Borrower's obligations in respect of such Letters of Credit.

         (h) Limited Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Banks, the Issuing Bank and their respective officers, directors, employees and agents shall not be liable or responsible for, and the obligations of each Bank to make payments (other than obligations of such Bank resulting solely from the gross negligence or willful misconduct of the Issuing Bank), and of the Borrower to reimburse the Issuing Bank for payments, pursuant to this Section shall not be excused by, any action or inaction of any Bank or the Issuing Bank related to (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) payment by the Issuing Bank against presentation of documents to the Issuing Bank which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit. Notwithstanding the foregoing, the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to the Issuing Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit. Subject to the preceding sentence, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) and the Borrower shall have notified the Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Bank shall, ratably in accordance with its Commitment, indemnify the Issuing Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuing Bank's gross negligence or willful misconduct) that the Issuing Bank may suffer or incur in connection with this Agreement or any action taken or omitted by the issuing Bank hereunder.

         Section 2.08. Fees.

                  (a) The Borrower shall pay to the Administrative Agent for the account of the Banks, ratably in proportion to their Commitments, a commitment fee at a rate per annum (the "COMMITMENT FEE RATE") determined daily in accordance with the Pricing Schedule, on the daily average amount by which the aggregate amount of the Commitments exceeds the aggregate Exposure. Such commitment fee shall accrue from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety).

                  (b) On the Effective Date, the Borrower shall pay to each of JP Morgan, a division of Chase Securities Inc., and Banc of America Securities LLC, for its own account, an arrangement fee in the amount previously agreed between the Borrower and the Co-Lead Arrangers.

                  (c) Accrued fees under Section 2.08(a) above shall be payable quarterly in arrears on each Quarterly Date and upon the date of termination of the Commitments in their entirety.

         Section 2.09. Increase Of Commitments. The Borrower may from time to time, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks), request that the aggregate amount of the Commitments be increased by an amount that is not less than $20,000,000 and will not result in the aggregate amount of the Commitments exceeding $200,000,000. Each such notice shall set forth the requested amount of the increase in the aggregate amount of the Commitments and the date on which such increase is to become effective (which shall be not fewer than twenty days after the date of such notice), and shall offer each Bank the opportunity to increase its Commitment by its ratable share, based on the amounts of the Banks' Commitments on the date of such notice, of the requested increase in the aggregate amount of the Commitments. Each Bank shall, by notice to the Borrower and the Administrative Agent given not more than ten Domestic Business Days after the date of the Borrower's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Bank that does not deliver such a notice within such period of ten Domestic Business Days shall be deemed to have declined to increase its Commitment). In the event that, on the tenth Domestic Business Day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Banks shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Commitments requested by the Borrower, the Borrower shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "AUGMENTING BANK"), which may include any Bank, to extend Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount, provided that each Augmenting Bank, if not already a Bank hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Bank hereunder. If (and only if) Banks (including Augmenting Banks) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $20,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of this Section. Notwithstanding the foregoing, no increase in the aggregate amount of the Commitments (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, (i) the conditions set forth in 3.02(c) and 3.02(d) shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer or treasurer of the Borrower or (ii) the Banks shall have waived the requirements set forth in clause (i) of this sentence.

                  Section 2.10. Optional Termination Or Reduction Of
         Commitments.

                  (a) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, (i) terminate the Commitments at any time, if the aggregate Exposures of all Banks shall be zero at the time of such termination, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate Exposures of all Banks.

                  (b) Each reduction of the Commitments pursuant to this Section
         2.10 shall be applied ratably to the respective Commitments of all Banks.

         Section 2.11. Mandatory Termination Of Commitments. All Commitments shall terminate in their entirety on the Termination Date.

         Section 2.12. Method Of Electing Interest Rates. The Loans included in each Borrowing shall bear interest initially (x) in the case of Existing Loans deemed to have been made on the Effective Date pursuant to the second sentence of Section 2.01(a), as Euro-Dollar Loans with an initial Interest Period as specified therein and (y) in the case of all Loans made pursuant to Section 2.01(b), at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are CD Loans, the Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

                  (iii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Administrative Agent not later than 12:00 Noon (New York City time) (x) if the relevant Loans are to be converted to Domestic Loans or continued as Domestic Loans for an additional Interest Period, the second Domestic Business Day before such conversion or continuation is to be effective and (y) if the relevant Loans are to be converted to Euro-Dollar Loans or continued as Euro-Dollar Loans for an additional Interest Period, the third Euro-Dollar Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans and (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each at least $1,000,000 and not more than one of such portions is other than a multiple of $1,000,000.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of Section 2.12(a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Fixed Rate Loans for an additional Interest Period, the duration of such additional Interest Period.

Each interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to Section 2.12(a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         Section 2.13. Optional Prepayments.

         (a) The Borrower may, upon notice to the Administrative Agent not later than 11:00 A.M. (New York City time) on the date of such prepayment, prepay a Group of Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

         (b) The Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent, in the case of a Group of CD Loans, or upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of a Group of Euro-Dollar Loans, prepay the Loans comprising such Group in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that the Borrower shall reimburse each Bank for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.15.

         (c) Each prepayment of all or part of a Group of Loans pursuant to this
Section 2.13 shall be applied to prepay ratably the Loans of the several Banks included in such Group.

         (d) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         Section 2.14. General Provisions As To Payments.

         (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of commissions and fees hereunder, without condition or deduction for any counterclaim, defense, recoupment or setoff~ not later than 12:00 Noon (New York City time) on the date when due, in

Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in or pursuant to Section 9.01. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of commissions or fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from and including the date such amount is distributed to such Bank to but excluding the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

         Section 2.15. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (whether such payment or conversion is pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with
Section 2.03(a) or 2.13(d), in accordance with such notice, the Borrower shall reimburse each Bank within 1 5 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties or terminating, covering, reversing or closing out interest rate swap agreements with third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay; provided that such Bank shall have promptly delivered to the Borrower a certificate as to the amount of such loss or expense (setting forth in reasonable detail, if the Borrower so requests, the calculation thereof), which certificate shall be conclusive in the absence of manifest error.

         Section 2.16. Computation Of Interest, Fees And Commissions. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest, fees and commissions shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         Section 2.17. Withholding Tax Exemption. At least five Domestic Business Days prior to the first date on which interest, fees or commissions are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Administrative Agent (and, in the case of any Bank with any Letter of Credit Exposure, the Issuing
Bank) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Administrative Agent (and, in the case of any Bank with any Letter of Credit Exposure, the Issuing Bank) two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent (or, in the case of any Bank with any Letter of Credit Exposure, the Issuing Bank), in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in any treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Administrative Agent (and, in the case of any Bank with any Letter of Credit Exposure, the Issuing Bank) that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         Section 2.18. Maximum Interest Rate. (a) Nothing contained in this Agreement or the Notes shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor
Section 9.09 is intended to limit the rate of interest payable for the account of any Bank or the Issuing Bank, as the case may be, to the maximum rate permitted by the laws of the State of New York if a higher rate is permitted with respect to such Bank or the Issuing Bank, as the case may be, by supervening provisions of United States federal law.

         (b) If the amount of interest payable for the account of any Bank or the Issuing Bank, as the case may be, on any date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.06 or, in the case of interest on Reimbursement Obligations or other amounts payable in respect of Letters of Credit, Section 2.07, would exceed the maximum amount permitted by applicable law to be charged by such Bank or the Issuing Bank, as the case may be, the amount of interest payable for its account on such date shall be automatically reduced to such maximum permissible amount.

         (c) If the amount of interest payable for the account of any Bank or the Issuing Bank, as the case may be, in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.06 or, in the case of interest on Reimbursement Obligations or other amounts payable in respect of Letters of Credit, Section 2.07, would be less than the maximum permissible amount permitted by applicable law to be charged by such Bank or the Issuing Bank, as the case may be, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank or the Issuing Bank, as the case may be, has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to clause
(b) of this Section.

                                   ARTICLE 3
                                   CONDITIONS

         Section 3.01. Effectiveness. This Agreement shall become effective on the date (the "EFFECTIVE DATE") that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Administrative Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.04;

         (c) receipt by the Administrative Agent of duly executed counterparts of the Subsidiary Guaranty signed by all Subsidiary Guarantors (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart thereof by such party);

         (d) receipt by the Administrative Agent of duly executed counterparts of the Pledge Agreement signed by each of the parties thereto (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart thereof by such party) together with all certificates evidencing Pledged Stock required to be delivered thereunder;

         (e) receipt by the Administrative Agent of an amendment to each of the Mortgages, in form and substance reasonably satisfactory to the Administrative Agent and in appropriate form for recording in the applicable recording office, together with such endorsements to the lender's policies of title insurance with respect to such Mortgages as the Administrative Agent shall reasonably request, down dated, in each case, to the Effective Date, and such legal opinions of local counsel in each jurisdiction in which the Mortgaged Property covered by each such Mortgage is located as the Administrative Agent shall reasonably request;

         (f) receipt by the Administrative Agent of duly executed Counterparts of the Master Assignment and Assumption Agreement signed by each of the parties thereto (or, in the case of any such party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart thereof by such party);

         (g) receipt by the Administrative Agent of evidence satisfactory to it of the fact that all fees, expenses and other amounts payable by the Borrower to the Administrative Agent, the Co-Lead Arrangers or the Banks on or before such date (including, without limitation, legal fees and expenses and upfront fees in the amounts previously agreed between the Borrower and the Co-Lead Arrangers) shall have been paid or arrangements satisfactory to the Administrative Agent shall have been made for such payment;

         (h) receipt by the Administrative Agent of opinions of Weil, Gotshal & Manges LLP, special New York counsel to the Borrower, the Vice President and Deputy General Counsel of the Borrower, and Davis Polk & Wardwell, special New York counsel to the Administrative Agent, substantially in the forms of Exhibits E-1, E-2 and F, respectively, and in each case covering such other matters relating to this Agreement and the other Financing Documents as the Administrative Agent may reasonably request;

         (i) receipt by the Administrative Agent of a certificate signed by the chief financial officer or treasurer of the Borrower to the effect set forth in clauses (1) and (m) of this Section 3.01;

         (j) receipt by the Administrative Agent of evidence satisfactory to it that such action (including, without limitation, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements) as may be necessary or as the Administrative Agent shall have reasonably requested to perfect the Liens created pursuant to the Security Documents shall have been taken, or that arrangements therefor satisfactory to the Administrative Agent shall have been made;

         (k) receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower and each of its Subsidiaries party to any Financing Document, the corporate authority for and the validity of the Financing Documents, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent;

         (l) the fact that, immediately after the effectiveness of this Agreement, no Default shall have occurred and be continuing;

         (m) the fact that the representations and warranties of the Borrower or any of its Subsidiaries contained in the Financing Documents shall be true in all material respects on and as of the Effective Date;

         (n) receipt by the Administrative Agent and the issuing Bank of evidence satisfactory to the Administrative Agent and the Issuing Bank that each Existing Letter of Credit shall have been amended to the extent, if any, necessary to reflect the fact that on and after the Effective Date such Letter of Credit shall be deemed to have been issued hereunder;

         (o) receipt by the Administrative Agent of evidence satisfactory to it that the Borrower shall have received the net cash proceeds from the offering of the New Senior Notes;

         (p) there shall have been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2000;

         (q) receipt by the Administrative Agent for the account of the Existing Banks of (i) a cash payment of all interest, fees, funding losses and other amounts (excluding principal of the Existing Loans) accrued or payable through the Effective Date under the Existing Financing Documents, (ii) a cash repayment of the principal of the Existing Loans in an aggregate amount of not less than $165,000,000 and (iii) a notice from the Borrower pursuant to Section 2.09 of the Existing Credit Agreement reducing the aggregate "Commitments" thereunder to $150,000,000; and

         (r) upon the effectiveness of this Agreement, the aggregate amount of the Letter of Credit Exposures of all Banks shall not exceed the aggregate amount of the Letter of Credit Commitments.

         Prior to the effectiveness of this Agreement in accordance with this
         Section 3.01, none of the terms and conditions of the Existing Credit Agreement or any Existing Financing Document shall be amended, waived or otherwise modified by this Agreement and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. The Administrative Agent shall promptly notify the Borrower, the Issuing Bank and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

         Section 3.02. Borrowings And Letter Of Credit Issuances. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of the Issuing Bank to issue any Letter of Credit, are subject to the satisfaction of the following conditions:

         (a) receipt by the Administrative Agent of a Notice of Borrowing or Notice of Issuance as required by Section 2.02 or 2.07(b), as the case may be;

         (b) in the case of any Borrowing or the issuance of a Letter of Credit, the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, as the case may be, the aggregate Exposures of all Banks does not exceed the aggregate Commitments of all Banks;

         (c) the fact that, immediately before and after such Borrowing, or the issuance of such Letter of Credit, as the case may be, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower or any of its Subsidiaries contained in the Financing Documents shall be true in all material respects on and as of the date of such Borrowing or issuance, as the case maybe.

Each Borrowing and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower to the Administrative Agent, each of the Banks and, in the case of an issuance of a Letter of Credit, the Issuing Bank on the date of such Borrowing or issuance, as the case may be, as to the facts specified in clauses (b), (c) and (d) of this Section.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby makes the following representations and warranties:

         Section 4.01. Corporate Existence And Power. Each of the Borrower and its Subsidiaries party to any Financing Document is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to obtain such governmental licenses, authorizations, consents and approvals would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries and would not in any manner draw into question the validity of any Financing Document. The Borrower has no Subsidiaries on the Effective Date other than those listed on
Schedule IV hereto.

         Section 4.02. Corporate And Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Borrower and its Subsidiaries of each Financing Document to which it is a party are within the Borrower's and each such Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing (other than filings necessary to perfect the Liens granted by the Security Documents) with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any such Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument that is material, individually or in the aggregate, and that is binding upon the Borrower or any such Subsidiary or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (except the Liens created pursuant to the Security Documents).

         Section 4.03. Binding Effect; Liens. (a) Each Financing Document other than the Notes constitutes a valid and binding agreement of the Borrower and each of its Subsidiaries party thereto, enforceable against them in accordance with its terms, and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower, enforceable against it in accordance with their terms.

         (b) The Security Documents create valid security interests in and Mortgage liens on the Collateral purported to be covered thereby, which security interests and mortgage liens are and will remain perfected security interests and mortgage liens, prior to all Liens other than Permitted Encumbrances, and as to which, in the case of the Pledged Stock, the Administrative Agent has control (within the meaning of Sections 8-110 and 9-115 of the UCC), subject, in the case of the Pledged Stock, to the Administrative Agent's maintaining possession thereof.

         Section 4.04. Financial Information. (a) The Base Financials, copies of which have been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and their consolidated results of operations and cash flows for the fiscal year of the Borrower then ended.

         (b) Except as disclosed in the Borrower's 2000 Form 10-K, since December 31, 2000, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         Section 4.05. Litigation. Except as disclosed in the Borrower's 2000 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of any Financing Document.

         Section 4.06. Compliance With Erisa. Each member of the ERISA Group has complied with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standards under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could reasonably be expected to result, prior to the first anniversary of the Termination Date, in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) or 4 12(n) of the Internal Revenue Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA or (iv) within the preceding five plan years, with respect to any Other Plan, engaged in any transaction described in Section 4069 or
Section 4212(c) of ERISA.

         Section 4.07. Environmental Matters. (a) In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs. On the basis of this review, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         (b) As of the Effective Date, to the knowledge of the Borrower and its Subsidiaries no material claim, investigation or written inquiry has been made, and the Borrower is not aware of any circumstance which would warrant or give rise to such a claim, investigation or inquiry, with regard to the Borrower or any of its Subsidiaries, in respect of any facility owned, or to the knowledge of the Borrower and its Subsidiaries, leased or operated, either now or in the past, by the Borrower or any of its Subsidiaries, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended and in effect, or pursuant to any other Environmental Law, or by the Environmental Protection Agency or by any state, local, municipal or foreign enforcement agency having jurisdiction over the protection of the environment, or by any other Person in respect of or under any Environmental Law.

         Section 4.08. Taxes. United States federal income tax returns of the Borrower and its Subsidiaries have been closed through the fiscal year ended December 31, 1995. The Borrower and its Subsidiaries have filed all United States federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries other than any such taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         Section 4.09. Title To And Condition Of Properties. As of the Effective Date (a) the Borrower and its Subsidiaries have good and marketable title to all of the properties and other assets (real or personal, tangible, intangible or mixed) they own or purport to own and (b) all leases to which the Borrower or any of its Subsidiaries is a party as lessee or sublessee are in full force and effect, except for such defects in title and such invalidity or unenforceability of leases as, in the aggregate, could not materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, taken as a whole.

         Section 4.10. Not An Investment Company. Neither the Borrower nor any of its Subsidiaries is an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.11. Full Disclosure. All information heretofore furnished in writing by the Borrower to the Administrative Agent, the Issuing Bank or any Bank or otherwise to the Banks generally for purposes of or in connection with this Agreement or any transaction contemplated hereby was true and accurate in all material respects on the date as of which such information was stated or certified. The Borrower has disclosed to the Administrative Agent, the Issuing Bank and the Banks in writing any and all facts which materially and adversely affect, or may so affect (to the extent the Borrower can now reasonably foresee), the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower or any of its Subsidiaries party to any of the Financing Documents to perform its obligations under any Financing Document to which it is a party.

         Section 4.12. Representations In Subsidiary Guaranty And The Pledge Agreement. Each representation and warranty contained in the Subsidiary Guaranty or any Security Document is true and correct.

                                   ARTICLE 5
                                    COVENANTS

         The Borrower agrees that, so long as any Bank has any Commitment or Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid:

         Section 5.01. Information. The Borrower will deliver to each of the
Banks:

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young LLP or other independent public accountants of nationally recognized standing and certified as to consistency in compliance with Section 1.02 by an Authorized Financial Officer of the Borrower;

         (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, condensed consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related condensed consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments and condensation pursuant to the rules of the Securities and Exchange Commission) as to fairness of presentation and consistency in compliance with Section 1.02 by an Authorized Financial Officer of the Borrower;

         (c) as soon as available and in any event within 30 days after the end of each calendar month, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such month and the related consolidated statements of operations, stockholders' equity and cash flows for such month and for the portion of the Borrower's fiscal year ending at the end of such month, setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and consistency in compliance with Section 1.02 by an Authorized Financial Officer of the Borrower;

         (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Financial Officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.05, 5.06, 5.07, 5.09, 5.10, 5.11, 5.13, 5.18 and 5.19
hereof and Section 5(C) of the Pledge Agreement on the date of such financial statements, (ii) setting forth in reasonable detail calculations of the Pricing Ratio as at the date of the balance sheet contained therein and for the period of four fiscal quarters ending on such date and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and if such compliance is being determined on a pro forma basis in accordance with the proviso to the definition of Consolidated EBITDAR or Adjusted Consolidated Debt, setting forth in reasonable detail the nature and amount of each pro forma adjustment included in such calculations.

         (e) promptly upon the occurrence of any Default, a certificate of an Authorized Financial Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the ERISA Group (i) provides or is required to provide notice to the PBGC of any "REPORTABLE EVENT" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has provided or is required to provide notice of any such reportable event, a copy of the notice of such reportable event provided or required to be provided to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standards under
Section 412 of the Internal Revenue Code with respect to any Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and such other information as is filed with the PBGC in connection therewith; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; (vii) receives notice from the PBGC or any plan administrator of an intent to impose liability on any member of the ERISA Group with respect to any Other Plan on account of a transaction described in Section 4069 or 42 12(c) of ERISA, a copy of such notice; (viii) receives notice from the PBGC or any plan administrator of an intent to impose liability on any member of the ERISA Group with respect to any Other Plan on the basis that such member of the ERISA Group is a member of the "CONTROLLED GROUP" with respect to such Other Plan under Section 412(c)(11) of the Internal Revenue Code or Section 4001(a)(14) of ERISA, a copy of such notice; or (ix) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under Section 302(f) of ERISA or Section 401(a)(29) or 412(n) of the Internal Revenue Code, a certificate of an Authorized Financial Officer of the Borrower setting forth all material and relevant details as to such occurrence or event and the action, if any, which the Borrower, the Borrower or the applicable member of the ERISA Group proposes or, after consultation with counsel, believes that it is required to take; and

         (i) from time to time such additional information regarding the financial position or business of the Borrower or any of its Subsidiaries as any Bank may reasonably request.

         Section 5.02. Maintenance Of Property; Insurance. (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, all property necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Borrower will, and will cause each of its Subsidiaries to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention and self insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business at a substantial number of different facilities; provided that physical damage insurance with respect to all real and personal property subject to a Mortgage shall, subject to reasonable deductibles, be in an amount sufficient to cover the repair and replacement cost of all such property and shall include a lenders loss payable endorsement. The Borrower will furnish to the Banks, upon request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried.

         Section 5.03. Compliance With Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) (except (i) where the failure to so comply would not materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole, and would not in any manner draw into question the validity of any Financing Document or
(ii) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) and will maintain and cause each of its Subsidiaries to maintain all governmental licenses, approvals, authorizations and consents necessary for the conduct of the business of the Borrower and its Subsidiaries (except where the failure to maintain such governmental licenses, approvals, authorizations and consents would not materially adversely affect the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole, and would not in any manner draw into question the validity of any Financing Document).

         Section 5.04. Inspection Of Property, Books And Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit, and will cause each such Subsidiary to permit, representatives of any

Bank to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and upon reasonable notice to the Borrower and as often as may reasonably be desired; provided that (i) subject to the provisions of
Section 9.03(a), the Borrower shall not be obligated to pay the expenses of the Banks' respective representatives and (ii) the Borrower will have an opportunity to participate in any discussions that take place between representatives of any Bank and the Borrower's independent public accountants.

         Section 5.05. Minimum Consolidated Net Worth. Consolidated Net Worth shall be at least $525,000,000 plus (i) 50% of the aggregate positive Consolidated Net Income (excluding any consolidated net loss) of the Borrower and its Consolidated Subsidiaries for each fiscal quarter ending after December 31, 2000 plus (ii) 50% of the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Borrower's board of directors), received by the Borrower from the issuance and sale after December 31, 2000 of any capital stock of the Borrower (other than the proceeds of any issuance and sale of any capital stock (x) to a Subsidiary or (y) which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise) or in connection with the conversion or exchange of any Debt of the Borrower into capital stock of the Borrower after December 31, 2000.

         Section 5.06. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio at any date shall not be less than 1.15 to 1.0.

         Section 5.07. Leverage Ratio. The ratio at any date during any period set forth below of (a) Adjusted Consolidated Debt to (b) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such date shall not be more than the ratio set forth below opposite such period:

             PERIOD                                       MAXIMUM RATIO
             ------                                       -------------
January 1, 2001 - December 30, 2001                        5.50 to 1.0
December 31, 2001 - December 30, 2002                      5.25 to 1.0
December 31, 2002 and thereafter                           5.00 to 1.0

         Section 5.08. Ownership Of Stock Of Wholly-owned Subsidiaries. The Borrower will at all times maintain, or cause a Wholly-Owned Subsidiary of the Borrower to maintain, ownership of 100% of each class of voting securities of, and all other equity securities (except for directors' qualifying shares) in, each of its Subsidiaries that shall be a Wholly-Owned Subsidiary of the Borrower on the date hereof and each Person that shall become a Wholly-Owned Subsidiary of the Borrower after the date hereof, except in each case any such Wholly-Owned Subsidiary that shall hereafter be disposed of in its entirety, consolidated or merged with or into the Borrower or another such Wholly-Owned Subsidiary or liquidated.

         Section 5.09. Investments. Neither the Borrower nor any of its Subsidiaries has made or acquired or will make or acquire after the Effective Date any Investment in any Person other than:

         (a) Investments in the Borrower or in Persons that were Subsidiaries of the Borrower on the Effective Date;

         (b) Investments in Persons that are (i) primarily engaged in the health-care business and (ii) after the making of such Investment, are Subsidiaries of the Borrower;

         (c) Temporary Cash Investments;

         (d) extensions of credit or Guarantees of obligations of one or more other Persons (other than Encore Nursing Center Partners, Ltd.-85) as an integral part of the financing of the acquisition, construction, equipping or improving of facilities from which the Borrower or its Subsidiaries will provide medical or related services;

         (e) other miscellaneous Investments related to the acquisition and financing (in the ordinary course of the Borrower's business) of health-care facilities through industrial development revenue bonds issued for the benefit of the Borrower and its Subsidiaries;

         (f) capital contributions required to be made by the Borrower to Beverly Indemnity, Ltd. in accordance with applicable law and insurance regulations;

         (g) stock, obligations or securities received from nursing home patients in the ordinary course of business of the Borrower and its Subsidiaries;

         (h) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business;

         (i) (i) promissory notes and other Investments received as consideration for facilities sold (other than in connection with, or as part of, the Florida Disposition), provided that the aggregate net book value of all outstanding lnvestments permitted by this subclause (i)(i) shall not, at any time, exceed $25,000,000 and (ii) promissory notes received as partial consideration for the Florida Disposition, provided that the aggregate principal amount of all such promissory notes permitted by this subclause (i)(ii) shall not, at any time, exceed $20,000,000;

         (j) Guarantees permitted by Section 5.13;

         (k) any Investment made by the Borrower or any of its Subsidiaries in connection with and as part of a Workout Transaction;

         (l) Investments made by the Borrower or any of its Subsidiaries in one or more Special Purpose Receivables Financing Subsidiaries by means of the sale of, or the granting of security interests in, Medicare, Medicaid or other patient accounts receivable owing to the Borrower or such Subsidiary, in either case to such Special Purpose Receivables Financing Subsidiaries pursuant to a Receivables Financing Program, provided that the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that have been so sold or in which a security interest has been so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding;

         (m) Investments made in Beverly Japan Corporation in an aggregate amount outstanding at any time not to exceed $10,000,000;

         (n) Investments made in Persons that are primarily engaged in the health-care business, the consideration for which consists exclusively of common stock of the Borrower or Permitted Preferred Stock; and

         (o) any Investment not otherwise permitted by the foregoing clauses of this Section (other than promissory notes and other Investments received as consideration for facilities sold) in any Person engaged primarily in the health- care business if, immediately after such Investment is made or acquired,
(i) the aggregate net book value of all such Investments then held by the Borrower or its Subsidiaries and permitted by this clause (o) does not exceed $75,000,000 and (ii) the aggregate net book value of all such Investments then held by the Borrower or its Subsidiaries in Persons organized under the laws of any jurisdiction other than the United States or any political subdivision thereof (each such other jurisdiction, a "FOREIGN JURISDICTION") or having their chief executive offices or a substantial portion of their operations or assets in any Foreign Jurisdiction that is otherwise permitted by this clause (o) does not exceed $15,000,000.

         Section 5.10. Restricted Payments On Stock. Neither the Borrower nor any of its Subsidiaries shall (x) declare or make any dividend payment or other distribution on any capital stock of the Borrower (other than dividends payable solely in shares of the Borrower's capital stock) or (y) declare or make any payment on account of the purchase, redemption, retirement or acquisition of the Borrower's capital stock; provided that, so long as at the time of and after giving effect to any such payment no Event of Default shall have occurred and be continuing,

                  (i) the Borrower may make any such payment or distribution from the proceeds of the sale by the Borrower (other than a sale to a Subsidiary of the Borrower) after the Effective Date of its common stock,

                  (ii) the Borrower may make dividend payments with respect to its preferred stock (A) from any source in an amount not to exceed $2,500,000 in any fiscal quarter and (B) from proceeds of the sale by the Borrower (other than a sale to a Subsidiary of the Borrower) after the Effective Date of Permitted Preferred Stock in any amount,

                  (iii) the Borrower may make payments on account of the purchase, redemption, retirement or acquisition of its preferred stock from the proceeds of the sale by the Borrower (other than a sale to a Subsidiary of the Borrower) after the Effective Date of any Permitted Preferred Stock,

                  (iv) the Borrower may make odd-lot repurchases of its common stock for an aggregate consideration not exceeding $10,000 in any calendar year, and

                  (v) the Borrower may make any such payment or distribution if, after giving effect thereto, the aggregate amount of all such payments or distributions made after the Effective Date (including, without limitation, any such payments or distributions permitted under subclause (ii)(A) or clause (iv) above) does not exceed (A) on any date on which no Event of Default shall have occurred and be continuing or shall result from such payment and the ratio of (x) Adjusted Consolidated Debt on such day to (y) Consolidated EBITDAR for the period of four consecutive fiscal quarters most recently ended on or prior to such date is (I) less than 5.00 to 1.00 but not less than 4.75 to 1.00, $25,000,000, (II) less than 4.75 to 1.00 but not less than
         4.50 to 1.00, $30,000,000, and (III) less than 4.50 to 1.00,
         $40,000,000 and (B) on any other date, $10,000,000.

Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

         Section 5.11. Negative Pledge. (a) Neither the Borrower nor any of its Subsidiaries will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (i) Liens existing on the Effective Date securing Debt and other obligations outstanding on the Effective Date;

                  (ii) any Lien on any asset of any corporation that became or that becomes a Consolidated Subsidiary of the Borrower after the Effective Date that exists at the time such corporation became or becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                  (iii) any Lien existing on any asset prior to the acquisition thereof, acquired after the Effective Date by the Borrower or a Subsidiary of the Borrower and (other than in a Workout Transaction) not created in contemplation thereof,

                  (iv) any Lien on any asset securing Debt or lease obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset or reconstructing substantially all of such asset, provided that such Lien attached or attaches to such asset concurrently with or within one year after such acquisition, construction or reconstruction;

                  (v) any Lien on any asset securing Debt or lease obligations incurred or assumed for the purpose of improving or making any addition to such asset, provided that (A) such Lien attached or attaches to such asset concurrently with or within one year after the completion of the improvement thereof or addition thereto and (B) the aggregate outstanding principal amount of all such Debt incurred after the Effective Date (and refinancings thereof under clause (viii) below) secured by such Liens shall not, at any time, exceed $30,000,000;

                  (vi) Liens securing Debt incurred in connection with Lease Cancellation Payments, provided that the aggregate amount of all such Debt incurred after the Effective Date (and refinancings thereof under clause (viii) below) secured by such Liens shall not, at any time, exceed $20,000,000;

                  (vii) Liens securing industrial development revenue bonds (or securing contingent obligations to issuers of letters of credit issued to support industrial development revenue bonds) arising in connection with the conversion of the interest rate on such bonds from floating to long- term fixed rates or from fixed rates to other long-term fixed rates;

                  (viii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets other than assets that relate directly to the facility subject to the original financing;

                  (ix) Liens on Medicare, Medicaid or other patient accounts receivable of the Borrower or any of its Subsidiaries, or on Permitted Receivables Financing Securities, granted to secure Permitted Receivables Financing Securities, provided that the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries over which such a Lien is granted, together, without duplication, with the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that are assigned to secure such Permitted Receivables Financing Securities, shall not exceed, at any time, 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding;

                  (x) Liens incidental to the conduct of its business or the ownership of its assets which (A) do not secure Debt or Derivatives Obligations and (B) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (xi) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $10,000,000;

                  (xii) Liens on nursing homes and related real estate improvements and equipment ("MORTGAGE ASSETS") given in substitution for Liens on Mortgage Assets existing on the Effective Date or for Liens on Mortgage Assets incurred pursuant to this clause (xii) or clause (xiii) below, provided that the sum of(A) the excess of the Appraised Value of all Mortgage Assets subjected to Liens pursuant to this clause (xiii) on or after the Effective Date over the Appraised Value of all such Mortgage Assets released from Liens on or after the Effective Date and (B) all Debt incurred after the Effective Date and secured by Liens permitted under clause (xiii) below shall not at any time exceed $25,000,000;

                  (xiii) Liens not otherwise permitted under clauses (i) through
         (xii) of this Section, provided that the sum of the amounts set forth in subclause (A) of clause (xii) above and the aggregate principal amount of all Debt incurred after the Effective Date and secured by Liens permitted under this clause (xiii) shall not at any time exceed $25,000,000;

                  (xiv) Liens created under the Security Documents; and

                  (xv) the Other Financing Agreements Liens.

         (b) The Borrower will not permit any Issuer or any Subsidiary of an Issuer to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it except (i) Liens permitted by clauses (i), (ii), (iii),
(iv), (v), (vi), (vii), (viii), (ix), (x), (xiv) and (xv) of Section 5.11(a) above, (ii) Liens on nursing homes and related real estate improvements and equipment of Issuers and their Subsidiaries ("PLEDGED SUBSIDIARY MORTGAGE ASSETS") given in substitution for Liens on Pledged Subsidiary Mortgage Assets incurred pursuant to this clause (ii) or clause (iii) below, provided that the sum of (A) the excess of the Appraised Value of all Pledged Subsidiary Mortgage Assets subjected to Liens pursuant to this clause (ii) on or after the Effective Date over the Appraised Value of all such Pledged Subsidiary Mortgage Assets released from Liens on or after the Effective Date and (B) all Debt incurred after the Effective Date and secured by Liens permitted under clause (iii) below shall not at any time exceed $25,000,000 and (iii) Liens not otherwise permitted under clauses (i) and (ii) of this subsection (b), provided, that the sum of the amounts set forth in subclause (A) of clause (ii) above and the aggregate principal amount of all Debt incurred after the Prior Amendment Effective Date and secured by Liens permitted under this clause (iii) shall not exceed $25,000,000.

         Section 5.12. Consolidations, Mergers And Sales Of Assets. Neither the Borrower nor any of its Subsidiaries will (i) consolidate or merge with or into any other Person, unless the Borrower or, except in the case of a merger or consolidation to which the Borrower is a party, a Wholly-Owned Subsidiary of the Borrower is the surviving corporation or (ii) sell, lease or otherwise transfer all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, provided that (A) this Section shall not apply to mergers, dissolutions, reorganizations or liquidations of Subsidiaries of the Borrower that have disposed of all or substantially all of their assets and (B) the Borrower and its Subsidiaries may assign or grant security interests in their Medicare, Medicaid or other patient accounts receivable to a Special Purpose Receivables Financing Subsidiary to secure Permitted Receivables Financing Securities (provided that the net amount at any time of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that are so assigned or in which a security interest is so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding).

         Section 5.13. Incurrence Of Debt. (a) The Borrower will not permit any of its Subsidiaries to incur, assume or suffer to exist any Debt, except:

                  (i) Debt outstanding on the Effective Date and included either in the Base Financials or listed in Schedule III hereto;

                  (ii) Debt incurred after the Effective Date in connection with Lease Cancellation Payments, provided that the aggregate principal amount of all such Debt outstanding at any time shall not exceed $20,000,000;

                  (iii) Debt secured by a Lien permitted pursuant to clause
         (iii) of subsection 5.11(a);

                  (iv) Debt of any corporation that became or becomes a Consolidated Subsidiary of the Borrower after the Effective Date that existed or exists at the time such corporation became or becomes such a Consolidated Subsidiary and (other than in a Workout Transaction) not created in contemplation thereof;

                  (v) Debt ("REFINANCING DEBT") incurred to refinance Debt ("REFINANCED DEBT") permitted under clauses (i) through (iv) above, provided that (A) the principal amount of such Refinancing Debt shall not exceed the principal amount of such Refinanced Debt and (B) such Refinancing Debt shall have a weighted average life of not less than the remaining weighted average life of such Refinanced Debt or such Refinancing Debt shall not have any required payments of principal prior to the first anniversary of the Termination Date;

                  (vi) Permitted Receivables Financing Securities, provided that the aggregate principal and redemption amount of all Permitted Receivables Financing Securities outstanding at any time shall not exceed $100,000,000;

                  (vii) Debt incurred under the Financing Documents;

                  (viii) Guarantees by any Subsidiary of the Borrower of any obligation of the Borrower or any of its other Subsidiaries that such guaranteeing Subsidiary would have been permitted to incur hereunder as a primary obligation;

                  (ix) Debt consisting of advances from the Borrower or any of its Subsidiaries in connection with the normal operation of the business of the Borrower and its Subsidiaries;

                  (x) Debt incurred in connection with and as part of a Workout Transaction;

                  (xi) Debt incurred or assumed for the purpose of financing the cost of acquiring, constructing or improving an asset of the Borrower or any of its Subsidiaries;

                  (xii) Debt incurred under the New Senior Notes and Guarantees thereof by the Subsidiary Guarantors;

                  (xiii) Permitted Preferred Stock; and

                  (xiv) Debt not otherwise permitted under clauses (i) through
         (xiii) of this Section, provided that the aggregate principal amount of all Debt permitted under this clause (xiv) that is incurred on or after the Effective Date shall not at any time exceed $20,000,000.

         (b) The Borrower will not permit any Issuer or any Subsidiary of any Issuer to incur, assume or suffer to exist Debt other than (A) Debt permitted under clauses (i), (ii) (but only to the extent that the Lease Cancellation Payments relate to a facility operated by any such Issuer or Subsidiary), (iii),
(iv), (v) (to the extent the Refinanced Debt referred to therein is Debt referred to in clauses (i), (ii) (but only to the extent that the Lease Cancellation Payments relate to a facility operated by any such Issuer or Subsidiary), (iii) and (iv)), (vi), (vii), (viii), (ix), (x), (xi) (but only to the extent that the assets acquired, constructed or approved with the proceeds of such Debt are assets of such Issuer or such Subsidiary), (xii) and (xiv) of subsection 5.13(a) above; provided that the aggregate principal amount of Debt of such Issuers and Subsidiaries permitted under clauses (viii) (other than guarantees by an Issuer or any of its Subsidiaries of Debt of an Issuer or any of its Subsidiaries) and (xiv) shall not exceed, in the aggregate, $20,000,000 and (B) guarantees of obligations of Subsidiaries of the Borrower, which obligations are permitted under clause (xi) of Section 5.13(a) above and arise under any of the Other Financing Agreements and refinancings, extensions, replacements and increases of any of the foregoing, provided that the aggregate principal amount of Debt permitted under this clause (B) may not exceed $160,000,000.

         Section 5.14. Use Of Proceeds And Letters Of Credit. The Letters of Credit issued (or deemed issued), and the proceeds of the Loans made, under this Agreement will be used for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

         Section 5.15. Additional Subsidiary Guarantors. The Borrower agrees to cause each Person, other than a Special Purpose Receivables Financing Subsidiary, that shall, at any time after the date hereof, become a Wholly-Owned Subsidiary of the Borrower to enter into the Subsidiary Guaranty.

         Section 5.16. Lease Conversions. The Borrower will not, and will not permit any of its Subsidiaries to, make any Lease Conversion in any calendar year unless:

                  (i) the aggregate consideration paid or to be paid by the Borrower and its Subsidiaries in connection with the termination of leases or the acquisition of facilities and related property pursuant to such Lease Conversion and all other Lease Conversions made during such calendar year would not exceed $100,000,000; and

                  (ii) to the extent such Lease Conversion is financed or will be financed with Debt of the Borrower or any of its Subsidiaries, such Debt is incurred within one year of such Lease Conversion.

         Section 5.17. Transactions With Affiliates. The Borrower will not, after the date hereof, and will not permit any of its Subsidiaries to, after the date hereof, enter into any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's (as the case may be) business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         Section 5.18. Consolidated Gross; Capital Expenditures. Consolidated Gross Capital Expenditures will not, for any of the fiscal years set forth below, exceed the amount indicated opposite such fiscal year:

    Fiscal Year Ending                                           Amount
    ------------------                                           ------
December 31, 2001                                             $125,000,000
December 31, 2002                                             $125,000,000
December 31, 2003                                             $125,000,000
December 31, 2004                                             $125,000,000

To the extent that Consolidated Gross Capital Expenditures for any fiscal year set forth above are less than the applicable amount specified in the table, the difference may be carried forward to the next fiscal year (and for this purpose, Consolidated Gross Capital Expenditures in any subsequent fiscal year shall be applied, first, to any such carry-forward amount and, second, to the specified amount for such year).

         Section 5.19. Sale And Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, which property has been owned and operated by the Borrower and its Subsidiaries for more than 180 days, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a "SALE AND LEASEBACK TRANSACTION"), except for Sale and Leaseback Transactions the aggregate amount of Attributable Debt in respect of which does not exceed $20,000,000 at any time outstanding.

                                   ARTICLE 6
                                    DEFAULTS

         Section 6.01. Events Of Defaults. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay (i) on the date when due any principal of any Loan or any Reimbursement Obligation or (ii) within five Domestic Business Days after the date when due any interest on any Loan or Reimbursement Obligation or any fees, commissions or other amounts payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.05, 5.06, 5.07, 5.10, 5.12, 5.13, 5.14, 5.16, 5.18 or
5.19;

         (c) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.08, 5.09, 5.11, 5.15 or 5.17 for 10 days after the Borrower shall have obtained actual knowledge of such failure or after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

         (d) the Borrower or any Subsidiary Guarantor shall fail to observe or perform any covenant or agreement contained herein or in any other Financing Document (other than those covered by clause (a), (b) or (c) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Bank;

         (e) any representation, warranty, certification or statement made by the Borrower or any of its Subsidiaries in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document shall prove to have been incorrect in any material respect when made (or deemed made);

         (f) the Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Material Financial Obligations when due or, if later, within any applicable grace period;

         (g) (i) any event or condition shall occur which results in the acceleration of the maturity, or requires the early redemption or prepayment, of any Material Financial Obligations or any event or condition shall occur and be continuing which enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any Material Financial Obligations or any Person acting on such holder's behalf to accelerate the maturity, or require the early redemption or prepayment, of such Material Financial Obligations (unless such event or condition shall have been waived and any acceleration or required redemption or prepayment rescinded), provided that the fact that the interest paid on any industrial development revenue bonds ceases to be exempt from federal income taxation shall not constitute an Event of Default under this subsection (g) unless such industrial development revenue bonds are accelerated, redeemed or prepaid or the aggregate principal amount of industrial development revenue bonds subject to acceleration or early redemption or prepayment as a result of such event or condition shall be at least $20,000,000 or (ii) any event or condition constituting a default or event of default under the agreement, instrument or other document relating thereto shall occur which results in the termination of any Material Commitment or any such event or condition shall occur and be continuing which enables (or with the giving of notice or lapse of time or both, would enable) the provider of any Material Commitment or any Person acting on such provider's behalf to require the early termination of such Material Commitment (unless such event or condition shall have been waived and any termination rescinded);

         (h) the Borrower or any Material Subsidiary (or any combination of Subsidiaries that, if treated as a single Subsidiary, would at such time constitute a Material Subsidiary) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Material Subsidiary (or any combination of Subsidiaries that, if treated as a single Subsidiary, would at such time constitute a Material Subsidiary) seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Material Subsidiary (or any combination of Subsidiaries that, if treated as a single Subsidiary, would at such time constitute a Material Subsidiary) under the federal bankruptcy laws as now or hereafter in effect;

         (j) (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or (ii) notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (iii) any member of the ERISA Group has been notified in writing that the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or (v) any of the events described in clause (iii) above shall occur with respect to any Other Plan or Other Plans (other than a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA) (A) that have aggregate Unfunded Liabilities in excess of $1,000,000 and (B) with respect to which either (1) one or more members of the ERISA Group have engaged in a transaction or transactions described in Section 4069 of ERISA or (2) one or more members of the ER1SA Group is a member of the "CONTROLLED GROUP" under Section 4l2(c)(l 1) of the Internal Revenue Code or
Section 4001(a)(14) of ER1SA; or (vi) there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more (A) multiemployer plans, within the meaning of Section 4001(a)(3) of ERISA (which plans are not Multiemployer Plans), with respect to which a member of the ERISA Group shall have engaged, within the previous five plan years, in a transaction described in Section 4212(c) of ERISA, or (B) Multiemployer Plans, which could reasonably be expected to result in the incurrence by one or more members of the ERISA Group of a current payment obligation in excess of $1,000,000; provided that no Event of Default shall occur under clause (v) or (vi) if(A) the Unfunded Liabilities of the Other Plans in respect of which events described in clause (v) have occurred, together with the current payment obligations that could reasonably be expected to result from complete or partial withdrawals or defaults described in clause (vi), shall not exceed $2,500,000 and (B) each member of the ERISA Group that could reasonably be expected to be liable for such Unfunded Liabilities or current payment obligations is diligently contesting, in good faith, by appropriate proceedings, the imposition of such liabilities or obligations;

         (k) (i) one or more judgments or orders for the payment, in the aggregate, of money in excess of $20,000,000 shall be rendered against the Borrower or any of its Subsidiaries and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days or (ii) one or more judgments or orders shall be rendered against the Borrower or any of its Subsidiaries, which judgments or orders shall be stayed on condition that a bond or collateral equal to or greater than, in the aggregate, $250,000,000 be posted or provided, and such judgments or orders shall not be overturned or lifted within a period of 10 days;

         (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13 d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower;

         (m) the Borrower or any of the Borrower's Subsidiaries party thereto shall fail to observe or perform any of its obligations under any of the Security Documents within any applicable grace period; or

         (n) the Security Documents shall at any time for any reason (other than solely due to actions taken by the Administrative Agent or any Bank) fail to create perfected Liens in favor of the Secured Parties on the Collateral, securing all of the Secured Obligations purported to be secured thereby, and as to which, in the case of Pledged Stock, the Administrative Agent has control (within the meaning of Sections 8-110 and 9-115 of the UCC), subject to no other Liens other than, in the case of Collateral covered by any Mortgage, Permitted Encumbrances, or, in the case of any Collateral other than Pledged Stock, Liens permitted under Section 5.1 l(a)(x) as to which the Liens created under the Security Documents have priority;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than a majority in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and/or (ii) if requested by Banks holding a majority of the sum of
(A) the aggregate principal amount of the Loans and (B) the aggregate Letter of Credit Exposures, by notice to the Borrower declare the Notes and any Reimbursement Obligations (together with accrued interest thereon and all fees, commissions and other amounts payable by the Borrower hereunder) to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Notes and any Reimbursement Obligations (together with accrued interest thereon and all fees, commissions and other amounts payable by the Borrower hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         Section 6.02. Notice Of Default. The Administrative Agent shall give notice to the Borrower under Section 6.0 1(c) or 6.0 1(d) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks and the Issuing Bank thereof.

                                   ARTICLE 7
                        THE AGENTS AND CO-LEAD ARRANGERS

         Section 7.01. Appointment And Authorizations. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Financing Documents as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.

         Section 7.02. Administrative Agent, Syndication Agent And Affiliates. Each of Morgan Guaranty Trust Company of New York and Bank of America, NA. shall have the same rights and powers under the Financing Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Administrative Agent, Syndication Agent or Issuing Bank, and each of Morgan Guaranty Trust Company of New York and Bank of America, NA. and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Administrative Agent, Syndication Agent or Issuing Bank hereunder.

         Section 7.03. Action By Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         Section 7.04. Consultation With Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 7.05. Liability Of Administrative Agent, Syndication Agent And Co-lead Arrangers. None of the Administrative Agent, the Syndication Agent or any Co-Lead Arranger nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. None of the Administrative Agent, the Syndication Agent or any Co-Lead Arranger nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Financing Documents or any borrowing or letter of credit hereunder, (ii) the performance or observance of any of the covenants or agreements of the Borrower or any of its Subsidiaries party to any Financing Document, (iii) the satisfaction of any condition specified in Article 3, except, in the case of the Administrative Agent, receipt of items required to be delivered to the Administrative Agent, or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. None of the Administrative Agent, the Syndication Agent or any Co-Lead Arranger shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         Section 7.06. Indemnification. Each Bank shall, ratably in accordance with its Total Exposure, indemnify the Administrative Agent, the Syndication Agent and each Co-Lead Arranger (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Administrative Agent's, the Syndication Agent's or such Co-Lead Arranger's gross negligence or willful misconduct) that such Person may suffer or incur in connection with any Financing Document or any action taken or omitted by such Person hereunder or thereunder.

         Section 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Co-Lead Arranger, any Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Co-Lead Arranger, any Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         Section 7.08. Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment of a successor Administrative Agent and such successor Administrative Agent's acceptance of such appointment, by giving written notice thereof to the Banks, the Issuing Bank and the Borrower. Upon the giving of any such notice of resignation, the Required Banks (with, unless an Event of Default shall have occurred and be continuing, the written consent of the Borrower (which shall not be unreasonably withheld)) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the effectiveness of any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

         Section 7.09. Administrative Agent's, Syndication Agent's And Co-lead Arrangers' Fees. The Borrower shall pay to the Administrative Agent, the Syndication Agent and the Co-Lead Arrangers for their own accounts fees and expenses in the amounts and at the times previously agreed upon between the Borrower, the Administrative Agent, the Syndication Agent and the Co-Lead Arrangers, as the case may be.

Section 7.10 . Syndication Agent And Co-lead Arrangers. Neither the Syndication Agent nor any of the Co-Lead Arrangers shall have any responsibility, obligation or liability whatsoever under this Agreement.

                                   ARTICLE 8
                             CHANGE IN CIRCUMSTANCES

         Section 8.01. Basis For Determining Interest Rate Inadequate Or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Loan:

         (a) the Administrative Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

         (b) Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

         Section 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans, or to convert outstanding Domestic Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro- Dollar Loan of such

Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or
(b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         Section 8.03. Increased Cost And Reduced Return. If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage or Assessment Rate and (B) with respect to any Euro-Dollar Loan any such requirement included in a Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

         (b) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall either

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against letters of credit issued by the Issuing Bank or participations in letters of credit by any Bank or
(ii) impose on the Issuing Bank or any Bank any other condition (including, without limitation, any assessment for federal deposit insurance) regarding any Letter of Credit, the Issuing Bank's obligation to issue any Letter of Credit or any Bank's obligation to pay the Issuing Bank its ratable share of any drawing under any Letter of Credit, and the result of any event referred to in clause
(i) or (ii) of this subsection is to increase the cost to the Issuing Bank or such Bank of issuing or maintaining any Letter of Credit or participating therein or making any payment under any Letter of Credit (which increase in cost shall be determined on the basis of the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases resulting from such events), then, within 15 days after demand by the Issuing Bank or such Bank (with a copy to the Administrative Agent), the Borrower shall pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate the Issuing Bank or such Bank for such increased cost.

         (c) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder or under or with respect to the Letters of Credit (including any participation therein) to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

         (d) Each of the Issuing Bank and the Banks will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. Each Bank will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in its judgment, be otherwise disadvantageous to it. A certificate of an Issuing Bank or Bank claiming compensation under this Section and setting forth in reasonable detail an explanation of the basis for requesting such compensation and stating the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the issuing Bank or such Bank may use any reasonable averaging and attribution methods.

         Section 8.04. Base Rate Loans Substituted For Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) with respect to its CD Loans or Euro-Dollar Loans or its obligation to make CD Loans or Euro-Dollar Loans and the

Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank as (or continued as or converted to) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be made as (or continued as or, effective (i) on the last day of the then current Interest Period applicable thereto unless clause (b) of the last sentence of Section 8.02 shall apply or (ii) immediately upon the giving of notice referred to in such sentence if such clause (b) shall apply, converted
to) Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or a Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                                   ARTICLE 9
                                  MISCELLANEOUS

Section 9.01 . Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the Issuing Bank or the Administrative Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when such facsimile is transmitted to the facsimile transmission number specified in or pursuant to this Section and telephonic confirmation of receipt thereof is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Administrative Agent or the Issuing Bank under Article 2 or Article 8 shall not be effective until received.

         Section 9.02. No Waivers. No failure or delay by the Administrative Agent, the Issuing Bank or any Bank in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         Section 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Administrative Agent, Syndication Agent, each Co-Lead Arranger and each Issuing Bank, including reasonable fees and disbursements of any special counsel to any of them, in connection with the preparation of the Financing Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Syndication Agent, the Administrative Agent, the Issuing Bank or any Bank, including reasonable fees and disbursements of counsel, including in-house counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank, the Syndication Agent, the Administrative Agent and each Issuing Bank against (A) any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Financing Documents, (B) all costs, expenses and taxes, assessments or other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by any of the Financing Documents or any document referred to therein or the filing or recording of any termination statement with respect to the release of any Lien on any Collateral and (C) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

         (b) The Borrower agrees to indemnify the Administrative Agent, the Syndication Agent, each Co-Lead Arranger, each Bank and each Issuing Bank and hold the Administrative Agent, the Syndication Agent, each Co-Lead Arranger, each Bank and each Issuing Bank harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by the Administrative Agent, the Syndication Agent, either Co-Lead Arranger, any Bank or the Issuing Bank in connection with any investigative, administrative or judicial proceeding (whether or not the Administrative Agent, the Syndication Agent, such Bank, such Co-Lead Arranger or the issuing Bank shall be designated a party thereto) relating to or arising out of the Financing Documents or any actual or proposed use of Letters of Credit or proceeds of Loans hereunder; provided that none of the Administrative Agent, the Syndication Agent, either Co-Lead Arranger, any Bank or the Issuing Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         Section 9.04. Sharing of Set-offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and its participation in any Reimbursement Obligation and interest (if any) thereon (collectively, its "RELEVANT DEBT") which is greater than the proportion received by any other Bank in respect of the Relevant Debt of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Relevant Debt of the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Relevant Debt of the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its Relevant Debt. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         Section 9.05. Amendments And Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Issuing Bank or the Administrative Agent are affected thereby, by the Administrative Agent or the lssuing Bank, as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) increase or decrease any Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or the rate of interest on any Loan or Reimbursement Obligation or any commissions or fees hereunder, (iii) postpone the date fixed pursuant to Section 2.05, 2.06, 2.07, 2.08 or 2.11 for any payment of principal of or interest on any Loan or Reimbursement Obligation or any commissions or fees hereunder or for the termination of any Commitment, (iv) release any Material Subsidiary from its obligations under the Subsidiary Guaranty (other than pursuant to the terms thereof), (v) change the percentage of the Commitments, the aggregate unpaid principal amount of the Notes or the Loans or of the aggregate Letter of Credit Exposures, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vi) agree to release all or substantially all of the Collateral.

         Section 9.06. Successors And Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, upon notice to the Borrower, the Administrative Agent and, if any participating interest in any Letter of Credit or Commitment is to be so granted, the Issuing Bank, grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitments or any or all of its Loans or its participations in Letters of Credit; provided that each participating interest shall represent an aggregate interest therein of at least $1,000,000; provided that no such notice shall be required if such Participant is an affiliate of a Bank. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Administrative Agent and the Issuing Bank, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower, the Administrative Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by Section 9.06(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, the Administrative Agent and, if any participation in any Letter of Credit or Commitment is to be assigned, the Issuing Bank; provided that (x) if an Assignee is, prior to such assignment, a Bank or an affiliate of a Bank, no such consent shall be required and (y) if an Event of Default shall have occurred and be continuing, no such consent of the Borrower shall be required; and provided further that, (i) unless the Loans, Commitments and participations in Letters of Credit assigned shall constitute all Loans, Commitments and participations in Letters of Credit of such assignor Bank, the aggregate principal amount of the Loans, Commitments and participations in Letters of Credit assigned shall not be less than $5,000,000 and (ii) any such assignment shall include a pro rata portion of the assigning Bank's Commitment, Loans and participations in Letters of Credit. Upon the execution and delivery of such instrument, payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and delivery of notice to the Borrower, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500; provided that no such fee shall be required if the Assignee is, prior to any such assignment, an affiliate of such Bank. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest, fees or commissions are payable hereunder for its account, deliver to the Borrower and the Administrative Agent (and, in the case of any such Assignee to whom any Letter of Credit Exposure or Commitment has been assigned, the Issuing Bank) certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.17.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         Section 9.07. Designated Lenders. (a) Subject to the provisions of this subsection (a), any Bank may at any time designate an Eligible Designee to provide all or a portion of the Loans to be made by such Bank pursuant to this Agreement; provided that such designation shall not be effective unless the Administrative Agent consents thereto (which consent shall not be unreasonably withheld). When a Bank and its Eligible Designee shall have signed an agreement substantially in the form of Exhibit G hereto (a "DESIGNATION AGREEMENT") and the Administrative Agent shall have signed its consent thereto, such Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Bank shall thereafter have the right to permit such Designated Lender to provide all or a portion of the Loans to be made by such Designating Bank pursuant to Section 2.01 or 2.03, and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Bank to the same extent, and as if, such Loans or portion thereof were made by the Designating Bank. As to any Loans or portion thereof made by it, each Designated Lender shall have all the rights that a Bank making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Designating Bank and (y) its Designating Bank shall remain solely responsible to the other parties hereto for the performance of such Designated Lender's obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it. No additional Note shall be required to evidence the Loans or portion thereof made by a Designated Lender; and the Designating Bank shall be deemed to hold its Note as agent for its Designated Lender to the extent of the Loans or portion thereof funded by such Designated Lender. Each Designating Bank shall act as administrative agent for its Designated Lender and give and receive notices and other communications on its behalf. Any payments for the account of any Designated Lender shall be paid to its Designating Bank as administrative agent for such Designated Lender and neither the Borrower nor the Administrative Agent shall be responsible for any Designating Bank's application of such payments. In addition, any Designated Lender may, with notice to (but without the prior written consent of) the Administrative Agent, (i) assign all or portions of its interest in any Loans to its Designating Bank or to any financial institutions consented to by the Administrative Agent that provide liquidity and/or credit facilities to or for the account of such Designated Lender to support the funding of Loans or portions thereof made by it and (ii) disclose on a confidential basis any non-public information relating to its Loans or portions thereof to any rating agency, commercial paper dealer or provider of any guarantee, surety, credit or liquidity enhancement to such Designated Lender.

         (b) Each party to this Agreement agrees that it will not institute against, or join any other person in instituting against, any Designated Lender any bankruptcy, insolvency, reorganization or other similar proceeding under any federal or state bankruptcy or similar law, for one year and a day after all outstanding senior indebtedness of such Designated Lender is paid in full. The Designating Bank for each Designated Lender agrees to indemnify, save, and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This subsection 9.07(b) shall survive the termination of this Agreement.

         (c) No Designated Lender shall be entitled to receive any greater payment under Section 8.03 than the related Designating Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or at a time when the circumstances giving rise to such greater payment did not exist.

         Section 9.08. Margin Stock. Each of the Banks represents to the Administrative Agent, the Syndication Agent, each Co-Lead Arranger, the Issuing Bank and each of the other Banks that it in good faith is not relying upon any "MARGIN STOCK" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         Section 9.09. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         Section 9.10. Consent To Execution And Delivery Of Certain Financing Documents. The Issuing Bank, the Administrative Agent and the Banks each consents and agrees to the terms of the Subsidiary Guaranty, each of the Mortgages and the Pledge Agreement.

         Section 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, the Notes, the Subsidiary Guaranty, the Pledge Agreement and the Mortgages constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         Section 9.12. Confidentiality. Each Bank agrees not to disclose to any Person other than the Administrative Agent or another Bank any information delivered or made available by the Borrower or any of its Subsidiaries to it and indicated in writing as confidential; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Person who is a director, officer or employee of such Bank or any of its affiliates if reasonably incidental to the administration of the Loans, (b) upon the order of any court or administrative agency, (c) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (d) which is or had been publicly disclosed other than as a result of a disclosure by the Administrative Agent, any Issuing Bank or any Bank prohibited by this Agreement,
(e) in connection with any investigative, administrative or judicial proceeding related to the transactions contemplated by the Financing Documents to which the Administrative Agent, the Syndication Agent, either Co-Lead Arranger, the Issuing Bank, any Bank or any of their respective subsidiaries or affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Bank's, Issuing Bank's or Administrative Agent's or Syndication Agent's legal counsel or independent auditors, and (h) to any actual or proposed Designated Lender, Assignee or Participant of all or part of its rights hereunder provided that such actual or proposed Designated Lender, Assignee or Participant agrees in writing to be bound by the provisions of this Section.

         Section 9.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BORROWER

                                    BEVERLY ENTERPRISES, INC.


                                    By:      /s/ Schuyler Hollingsworth, Jr.
                                        ----------------------------------------
                                    Title:  Senior Vice President & Treasurer
                                            1000 Beverly Way
                                            Fort Smith, Arkansas 72919
                                            Attention: Chief Financial Officer
                                            Telephone number: (501) 201-5513
                                            Facsimile transmission number:
                                            (501) 201-5501

                                    BANKS

                                    MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK



                                    By:       /s/ Kimberly L. Turner
                                        ----------------------------------------
                                    Title:  Vice President


                                    BANK OF AMERICA, N.A.


                                    By:        /s/ Philip P. Durand
                                        ----------------------------------------
                                    Title:  Principal



                                    THE BANK OF NEW YORK


                                    By:       /s/ Jonathan Rollins
                                        ----------------------------------------
                                    Title:  Vice President

                                    BANK OF MONTREAL


                                    By:        /s/ G.K. Steele
                                        ----------------------------------------
                                    Title:  Vice President


                                    GENERAL ELECTRIC CAPITAL CORPORATION


                                    By:        /s/ Gregory Hong
                                        ----------------------------------------
                                    Title:  Duly Authorized Signatory

                                         ADMINISTRATIVE AGENT

                                         MORGAN GUARANTY TRUST
                                           COMPANY OF NEW YORK,
                                           as Administrative Agent
                                         By:        /s/ Kimberly L. Turner
                                            ------------------------------------
                                         Title:  Vice President
                                                 c/o J.P. Morgan Services Inc.
                                                 500 Stanton Christiana Road
                                                 Newark, Delaware 19713-2107
                                                 Attention:  Jeannie Mattson
                                                 Telephone number:  302-634-1938
                                                 Telex number:  177615
                                                 Facsimile transmission number:
                                                 302-634-1852

                                         ISSUING BANK

                                         MORGAN GUARANTY TRUST
                                           OF NEW YORK,
                                           as Issuing Bank


                                         By:        /s/ Kimberly L. Turner
                                             -----------------------------------
                                         Title:  Vice President
                                                 c/o J.P. Morgan Services Inc.
                                                 500 Stanton Christiana Road
                                                 Newark, Delaware 19713-2107
                                                 Attention:  Jeannie Mattson
                                                 Telephone number:  302-634-1938
                                                 Facsimile transmission number:
                                                 302-634-1852

                                                                      SCHEDULE I

                                PRICING SCHEDULE

               The "EURO-DOLLAR MARGIN", "CD MARGIN", "BASE RATE MARGIN", "LETTER OF CREDIT COMMISSION RATE" and "COMMITMENT FEE RATE" for any day are the respective rates per annum set forth below in the applicable row in the column corresponding to the Pricing Level that applies on such day:


                                         Level I             Level II            Level III               Level IV
                                         -------             --------            ---------               --------
Euro-Dollar Margin                        2.125%              2.375%               2.625%                 2.875%
CD Margin                                 2.250%              2.500%               2.750%                 3.000%
Base Rate Margin                          1.125%              1.375%               1.625%                 1.875%
Letter of Credit Commission Rate          2.125%              2.375%               2.625%                 2.875%
Commitment Fee Rate                       0.375%              0.500%               0.500%                 0.500%

         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "PRICING RATIO" means, on any day, the ratio of Adjusted Consolidated Debt on such day to Consolidated EBITDAR for the four consecutive fiscal quarters most recently ended on or prior to such day.

         "LEVEL I PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), the Pricing Ratio is less than 4.0 to 1.0.

         "LEVEL II PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 4.5 to 1.0 and (ii) Level I Pricing does not apply.

         "LEVEL III PRICING" applies on any day if, as of the last day of the fiscal quarter of the Borrower most recently ended on or prior to such day and as to which the Borrower shall have delivered, or been required to deliver, on or prior to such day a certificate pursuant to Section 5.01(d), (i) the Pricing Ratio is less than 5.0 to 1.0 and (ii) neither Level I Pricing nor Level 11 Pricing applies.

         "LEVEL IV PRICING" applies on any day if, on such day, no other Pricing Level applies.

         "PRICING LEVEL" means any one of the four pricing levels denominated Level I Pricing, Level II Pricing, Level III Pricing or Level IV Pricing.

                                                                     SCHEDULE II

                               COMMITMENT SCHEDULE



BANK                                                                   COMMITMENTS
Morgan Guaranty Trust Company of New York                        $    45,000,000.00

Bank of America, N.A                                             $    45,000,000.00

The Bank of New York                                             $    30,000,000.00

Bank of Montreal                                                 $    25,000,000.00

General Electric Capital Corporation                             $     5,000,000.00

                                                                 ------------------
Total                                                            $   150,000,000.00
                                                                 ------------------

                                                                    SCHEDULE III

                                  EXISTING DEBT


                                                  BALANCE
      TYPE                                    MARCH 31, 2001
NOTES & MORTGAGES                             $  145,555,431
TAX EXEMPT BONDS                                 129,995,000
FIRST MORTGAGE BONDS                              31,912,000
MIFA TAXABLE BONDS                                18,000,000
9 5/8% SENIOR NOTES                              200,000,000
9% SENIOR NOTES                                  180,000,000
AIG CREDIT                                        32,500,000
BANK UNITED                                       17,886,099
AMSOUTH BANK                                      16,001,135
CAPITAL LEASES                                    14,641,373

TOTAL                                         $  786,491,038

                                                                     SCHEDULE IV

                          SUBSIDIARIES OF THE BORROWER

         AEGIS Therapies, Inc. (f/k/a Beverly Rehabilitation, Inc.)

         AGI-Camelot, Inc.

         Arborland Management Company, lnc.

         Associated Physical Therapy Practitioners, Inc.

         Beverly Assisted Living, Inc.

         Beverly - Bella Vista Holding, lnc.

         Beverly - Branson Holdings, Inc.

         Beverly-Indianapolis, LLC

         Beverly Funding Corporation

         Beverly - Missouri Valley Holding, Inc.

         Beverly - Plant City Holdings, Inc.

         Beverly - Rapid City Holding, Inc.

         Beverly - Tamarac Holdings, Inc.

         Beverly - Tampa Holdings, Inc.

         Beverly Clinical, Inc.

         Beverly Enterprises International Limited

         Beverly Enterprises - Alabama, Inc.

         Beverly Enterprises - Arizona, Inc.

         Beverly Enterprises - Arkansas, Inc.

         Beverly Enterprises - California, Inc.

         Beverly Enterprises - Colorado, Inc.

         Beverly Enterprises - Connecticut, Inc.

         Beverly Enterprises - Delaware, Inc.

         Beverly Enterprises - Distribution Services, Inc.

         Beverly Enterprises - District of Columbia, Inc.

         Beverly Enterprises - Florida, Inc.

         Beverly Enterprises - Garden Terrace, Inc.

         Beverly Enterprises - Georgia, Inc.

         Beverly Enterprises - Hawaii, Inc.

         Beverly Enterprises - Idaho, Inc.

         Beverly Enterprises - Illinois, Inc.

         Beverly Enterprises - Indiana, Inc.

         Beverly Enterprises - Iowa, Inc.

         Beverly Enterprises - Kansas, Inc.

         Beverly Enterprises - Kentucky, Inc.

         Beverly Enterprises - Louisiana, Inc.

         Beverly Enterprises - Maine, Inc.

         Beverly Enterprises - Maryland, Inc.

         Beverly Enterprises - Massachusetts, Inc.

         Beverly Enterprises - Michigan, Inc.

         Beverly Enterprises - Minnesota, Inc.

         Beverly Enterprises - Mississippi, Inc.

         Beverly Enterprises - Missouri, Inc.

         Beverly Enterprises - Montana, Inc.

         Beverly Enterprises - Nebraska, Inc.

         Beverly Enterprises - Nevada, Inc.

         Beverly Enterprises - New Hampshire, Inc.

         Beverly Enterprises - New Jersey, Inc.

         Beverly Enterprises - New Mexico, Inc.

         Beverly Enterprises - North Carolina, Inc.

         Beverly Enterprises - North Dakota, Inc.

         Beverly Enterprises - Ohio, Inc.

         Beverly Enterprises - Oklahoma, Inc.

         Beverly Enterprises - Oregon, Inc.

         Beverly Enterprises - Pennsylvania, Inc.

         Beverly Enterprises - Rhode Island, Inc.

         Beverly Enterprises - South Carolina, Inc.

         Beverly Enterprises - Tennessee, Inc.

         Beverly Enterprises - Texas, Inc.

         Beverly Enterprises - Utah, Inc.

         Beverly Enterprises - Vermont, Inc.

         Beverly Enterprises - Virginia, Inc.

         Beverly Enterprises - Washington, Inc.

         Beverly Enterprises - West Virginia, Inc.

         Beverly Enterprises - Wisconsin, Inc.

         Beverly Enterprises - Wyoming, Inc.

         Beverly Health and Rehabilitation Services, Inc.

         Beverly Healthcare, LLC

         Beverly Healthcare Acquisition, Inc.

         Beverly Healthcare - California, Inc.

         Beverly Holdings I, Inc.

         Beverly Indemnity, Ltd.

         Beverly Manor Inc. of Hawaii

         Beverly Real Estate Holdings, Inc.

         Beverly Savana Cay Manor, Inc.

         Carrollton Physical Therapy Clinic, Inc.

         Commercial Management, Inc.

         Community Care, Inc.

         Compassion and Personal Care Services, Inc.

         Eastern Home Health Supply & Equipment Co., Inc.

         Greenville Rehabilitation Services, Inc.

         Hallmark Convalescent Homes, Inc.

         HomeCare Preferred Choice, Inc.

         Home Health and Rehabilitation Services, Inc.

         HTHC Holdings, Inc.

         Hospice of Eastern Carolina, Inc.

         Hospice Preferred Choice, Inc.

         Las Colinas Physical Therapy Center, Inc.

         Liberty Nursing Homes, Incorporated

         MATRIX Occupational Health, Inc.

         MATRIX Rehabilitation, Inc.

         MATRIX Rehabilitation - Delaware, Inc.

         MATRIX Rehabilitation - Georgia, Inc.

         MATRIX Rehabilitation - Maryland, Inc.

         MATRIX Rehabilitation - Ohio, Inc.

         MATRIX Rehabilitation - South Carolina, Inc.

         MATRIX Rehabilitation - Texas, Inc.

         MATRIX Rehabilitation - Washington, Inc.

         Medical Arts Health Facility of Lawrenceville, Inc.

         Moderncare of Lumberton, Inc.

         Nebraska City S-C-H, Inc.

         Network for Physical Therapy, Inc.

         North Dallas Physical Therapy Associates, Inc.

         Nursing Home Operators, Inc.

         Petersen Health Care, Inc.

         PT NET, Inc.

         PT Net (Colorado), Inc.

         Rehabilitation Associates of Lafayette, Inc.

         South Alabama Nursing Home, Inc.

         South Dakota - Beverly Enterprises, Inc.

         Spectra Healthcare Alliance, Inc.

         Tar Heel Infusion Company, Inc.

         The Parks Physical Therapy and Work Hardening Center, Inc.

         Theraphysics Corp.

         Theraphysics of New York IPA, Inc.

         Theraphysics Partners of Colorado, Inc.

         Theraphysics Partners of Western Pennsylvania, Inc.

         Theraphysics Partners of Texas, Inc.

         TMD Disposition Company

         Vantage Healthcare Corporation

                                                                      SCHEDULE V

1.       VALLEY NURSING AND REHAB - FACILITY NO. 208            ST. MARY'S, OHIO

         Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of October 29, 1999 from Columbia-Valley Nursing Home, Inc. ("Columbia-Valley"), as mortgagor, to Morgan Guaranty Trust Company of New York ("Morgan"), as agent, as mortgagee, recorded in Auglaize County, Ohio on November 2, 1999 in Vol 381, Page 313

2.       COMMUNITY NURSING HOME - FACILITY NO. 209           BOWLING GREEN, OHIO

         Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of October 29, 1999 from Nursing Home Operators, Inc. ("Nursing"), as mortgagor, to Morgan, as mortgagee, recorded in Wood County, Ohio on November 2, 1999 in Vol 1279, Page 150

3.       NORTHEAST NURSING HOME - FACILITY NO. 210                NAPOLEON, OHIO

         Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of October 29, 1999 from Nursing, as mortgagor, to Morgan, as agent, as mortgagee, recorded in Henry County, Ohio on November 2, 1999 in Vol 60, Page 484

4.       BEVERLY HEALTH & REHAB - PASCO - FACILITY NO. 261     PASCO, WASHINGTON

         Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of October 29, 1999 from Beverly Enterprises - Washington, Inc. ("Beverly"), as grantor, to Fidelity National Title Company of Washington ("Fidelity-Washington"), as trustee, for the benefit of Morgan, as agent, as grantee, recorded in Franklin County, Washington on November 2, 1999, as Instrument No. 1571747

5.       GRAY'S HARBOR - FACILITY NO. 2554                  ABERDEEN, WASHINGTON

         Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of October 29, 1999 from Beverly, as grantor, to Fidelity-Washington, as trustee, for the benefit of Morgan, as agent, as grantee, recorded in Grays Harbor County, Washington on November 2, 1999, as instrument No. 1999-11020041

6.       BENSON HEIGHTS REHAB - FACILITY NO. 2132               KENT, WASHINGTON

         Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of October 29, 1999 from Beverly, as grantor, to Fidelity-Washington, as trustee, for the benefit of Morgan, as agent, as grantee, recorded in King County, Washington on November 2, 1999, as Document No. 19991102001006

7.        BEVERLY HEALTH - FRANKFORT - FACILITY NO. 984      FRANKFORT, KENTUCKY

         Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of October 29, 1999 from Beverly Health and Rehabilitation Services, Inc. ("Beverly Health"), as mortgagor, to Morgan, as agent, as mortgagee, recorded in Franklin County, Kentucky on November 3, 1999 in Book 652, Page 87

8.       GREEN HILL MANOR NURSING FACILITY - FACILITY NO. 71 GREENBERG, KENTUCKY

         Open-End Mortgage Deed, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of November 30, 1999 from Beverly Health, as mortgagor, to Morgan, as agent, as mortgagee, recorded in Green County, Kentucky on December 1, 1999 in Book 151, Page 688

9.       FRANKENMUTH CONVALESCENT CTR - FACILITY NO. 3681  FRANKENMUTH, MICHIGAN

         Mortgage dated as of November 30, 1999 from Beverly Enterprises - Michigan, Inc., as mortgagor, to Morgan, as agent, as mortgagee, recorded in Saginaw County, Michigan on December 1, 1999 in Liber 2154, Page 2247

                                                                       EXHIBIT A

                                      NOTE

                                                              New York, New York

                                                           --------------, -----

         For value received, BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of 12 (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made or deemed made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the type thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of April 25, 2001 among the Borrower, the banks listed on the signature pages thereof, Morgan Guaranty Trust Company of New York, as Issuing Bank, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional repayment and prepayment hereof and the acceleration of the maturity hereof.

         Payment of principal and interest on this Note is unconditionally guaranteed, subject to the limitations contained in the Subsidiary Guaranty, by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty.


                                                     BEVERLY ENTERPRISES, INC.

                                                     By:
                                                        ------------------------

                                                     Title:

                         LOANS AND PAYMENTS OF PRINCIPAL

            AMOUNT       TYPE         AMOUNT OF         NOTATION
           OF LOAN     OF LOAN     PRINCIPAL REPAID     MADE BY
           -------     -------     ----------------     -------




                                       2